                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 PROXY STATEMENT

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
   / /   Preliminary Proxy Statement              / / Confidential, for Use of the Commission
                                                      Only (as permitted by Rule 14a-6(e)(2))
   /X/   Definitive Proxy Statement
   / /   Definitive Additional Materials
   / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              GCR HOLDINGS LIMITED
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/ No fee required.
      / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.


      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:


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      / / Fee paid previously with preliminary materials.

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      / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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

[LOGO]      GCR HOLDINGS LIMITED





                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                DECEMBER 19, 1996



Dear Shareholder:

      It's a pleasure for us to extend to you a cordial invitation to attend the Annual General Meeting of Shareholders of GCR Holdings Limited for the fiscal year 1996 at the HAMILTON PRINCESS HOTEL, 76 PITTS BAY ROAD, PEMBROKE HM 08 BERMUDA ON THURSDAY, DECEMBER 19, 1996, AT 9:30 A.M. LOCAL TIME.

      We know that most of our Shareholders are unable personally to attend the Annual General Meeting. Proxies are solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to vote, sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

      Besides helping us conduct business at the Annual General Meeting, there is another reason for you to return your proxy card. Under the abandoned property law of some states, a shareholder may be considered "missing" if that stockholder has failed to communicate with us in writing. The return of your proxy card qualifies as written communication with us.

      The Notice of Annual General Meeting and Proxy Statement accompanying this letter describe the business to be acted on at the meeting.

      Members of management will review with you the Company's results and will be available to respond to questions during the meeting.

      We look forward to seeing you at the meeting.


                                         Sincerely,


                                         /s/ Lawrence S. Doyle
                                         ---------------------
                                         Lawrence S. Doyle
November 26, 1996                        President and Chief Executive Officer

                              GCR HOLDINGS LIMITED
--------------------------------------------------------------------------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                         To Be Held on December 19, 1996

--------------------------------------------------------------------------------

To the Shareholders of GCR Holdings Limited:

NOTICE IS HEREBY GIVEN that the annual general meeting of the shareholders of GCR Holdings Limited (the "Company") will be held at the HAMILTON PRINCESS HOTEL, 76 PITTS BAY ROAD, PEMBROKE HM 08 BERMUDA ON THURSDAY, DECEMBER 19, 1996, AT 9:30 A.M., LOCAL TIME, for the following purposes:

1. To elect ten directors of the Company to hold office until the conclusion of the next annual general meeting of the Company's shareholders;

2. To approve the appointment of Arthur Andersen & Co. as the Company's independent auditors for the fiscal year ending September 30, 1997;

3. To approve the Company's Amended and Restated Non-Employee Directors Share Option Plan and Amended and Restated 1995 Share Option Plan, both of which were originally adopted before the Company's initial public offering in December 1995, and thereby approve prior grants of restricted shares made contingent upon shareholder approval of these plans;

4.       To approve the adoption of the Company's new 1996 Share Incentive Plan;

5. To authorize the Company to purchase from its wholly owned subsidiary, Global Capital Reinsurance Limited, one million Ordinary Shares of the Company currently held by such subsidiary, within 90 days after the Fiscal 1996 Annual General Meeting and at a purchase price of $20.92 per share;

6. To approve an amendment of the Company's Amended and Restated Articles of Association to permit the annual general meeting of shareholders to be held at any time on or before the 123rd day after the Company's fiscal year end and to approve certain related amendments of the Articles in order to accommodate this change; and

7. To transact any other business that may properly come before the meeting or any adjournments thereof.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on November 21, 1996 are entitled to notice of and to vote at the Annual General Meeting.

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE BUT NO LATER THAN THE CLOSE OF BUSINESS ON DECEMBER 18, 1996, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.


                                            By order of the Board of Directors


Dated:  November 26, 1996                   Frederick W. Deichmann
                                                  Secretary

                              GCR HOLDINGS LIMITED
                                HAMILTON, BERMUDA

                                 PROXY STATEMENT
                                       FOR
                   THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, DECEMBER 19, 1996


                                ----------------



                                                    November 26, 1996



         THE BOARD OF DIRECTORS OF GCR HOLDINGS LIMITED, A CAYMAN ISLANDS COMPANY (THE "COMPANY"), IS SOLICITING THE ACCOMPANYING PROXY TO BE VOTED AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD AT 9:30 A.M., LOCAL TIME, ON DECEMBER 19, 1996 (THE "FISCAL 1996 ANNUAL GENERAL MEETING"), AT THE HAMILTON PRINCESS HOTEL, 76 PITTS BAY ROAD, PEMBROKE HM 08 BERMUDA AND ANY ADJOURNMENTS THEREOF. THIS PROXY STATEMENT, THE ATTACHED NOTICE OF ANNUAL GENERAL MEETING AND THE ACCOMPANYING PROXY CARD ARE FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT NOVEMBER 26, 1996. THE RECORD DATE FOR DETERMINING SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING, IN PERSON OR BY PROXY, IS NOVEMBER 21, 1996. FOR YOUR PROXY TO BE EFFECTIVE, YOU MUST SIGN AND COMPLETE THE PROXY CONTAINED IN THE ENCLOSED PROXY CARD AND RETURN IT TO THE COMPANY, AS PROVIDED THEREIN. PLEASE DO SO AS PROMPTLY AS POSSIBLE BUT NOT LATER THAN THE CLOSE OF BUSINESS ON DECEMBER 18, 1996.


         When a proxy is properly executed and returned, the Ordinary Shares it represents will, subject to any direction to the contrary, be voted at the meeting according to the instructions of the executing shareholder either FOR or AGAINST the adoption of the resolutions set forth in Annex A to this Proxy Statement (the "Resolutions"), which in general purport: (i) to elect ten directors of the Company to hold office until the conclusion of the next annual general meeting of the Company's shareholders; (ii) to approve the appointment of Arthur Andersen & Co. as the Company's independent auditors for the fiscal year ending September 30, 1997; (iii) to approve the Company's Amended and Restated Non-Employee Directors Share Option Plan and Amended and Restated 1995 Share Option Plan, both of which were originally adopted before the Company's initial public offering in December 1995, and thereby approve prior grants of restricted shares made contingent upon shareholder approval of these plans; (iv) to approve the adoption of the Company's new 1996 Share Incentive Plan; (v) to authorize the Company to purchase from its wholly owned subsidiary, Global Capital Reinsurance Limited, one million Ordinary Shares of the Company currently held by such subsidiary, within 90 days after the Fiscal 1996 Annual General Meeting and at a purchase price of $20.92 per share; (vi) to approve an amendment of the Company's Amended and Restated Articles of Association (the "Articles") to permit the annual general meeting of shareholders to be held at any time on or before the 123rd day after the Company's fiscal year end and to approve certain related amendments of the Articles in order to accommodate this change; and (vii) to transact any other business that may properly come before the meeting or any adjournments thereof.

         The Company knows of no specific matter to be brought before the Fiscal 1996 Annual General Meeting which is not referred to in the attached Notice of Annual General Meeting. If any such matter comes before the meeting, including any shareholder proposal properly made, the persons named in the Proxy card as proxies for the executing shareholders (the "Proxy holders") intend to vote the Proxies as in their discretion they see fit. The Proxy holders are employees of the Company.

         Any shareholder giving a proxy may revoke it prior to its exercise by notice of revocation to the Secretary of the Company in writing, by voting in person at the Fiscal 1996 Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the revocation or subsequent proxy before the vote is taken.


         At the close of business on November 21, 1996, there were 25,674,255 Ordinary Shares outstanding and entitled to vote at the Fiscal 1996 Annual General Meeting, with each such share entitling the holder of record to one vote, except that, if the "Controlled Shares" (other than "Excluded Controlled Shares") of any "U.S. Person" (as such terms are defined in the Articles) constitute 10% or more of the total combined voting rights attaching to the issued shares of the Company, the voting power of such shares is to be reduced in accordance with the provisions of the Articles. Based on its share registry and other information, the Company estimates that between 2,006,158 and 3,089,482 of the Ordinary Shares outstanding and entitled to vote as specified above are Controlled Shares (other than Excluded Controlled Shares) attributable to Goldman Sachs Persons under the Articles and that, pursuant to the Articles, these shares (as well as certain shares currently held by the Company's subsidiary as described below) will have between 0.5800 and 0.8286 votes per share at the Fiscal 1996 Annual General Meeting.*

         Based on its share registry and relevant Schedule 13D and Schedule 13G share ownership reports currently on file with the U.S. Securities and Exchange Commission (the "Commission"), the Company believes that, other than Goldman Sachs Persons, none of the Company's shareholders as of the record date for the Fiscal 1996 Annual General Meeting held shares subject to the voting power reduction provisions described above. However, because the applicability of these provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Ordinary Shares (other than Goldman Sachs Persons) with reason to believe that it is a "United States 10% Shareholder" within the meaning of the Articles, please contact the Company promptly so that the Company may determine whether the voting power of such holder's shares

--------
* The actual number of these shares subject to the voting cutback and the actual number of votes for each such share will depend on the extent to which certain of these shares held for customers of Goldman, Sachs & Co. are voted by such customers rather than by Goldman, Sachs & Co. in accordance with stock exchange rules. The Company estimates that, if all such customer shares are voted by Goldman, Sachs & Co., the number of Controlled Shares (other than Excluded Controlled Shares) attributable to Goldman Sachs Persons will be the maximum number specified above (3,089,482 plus the shares currently held by the Company's subsidiary) and the number of votes for each of these shares will be the minimum number specified above (0.5800).

should be reduced.* BY SUBMITTING A PROXY, A HOLDER OF ORDINARY SHARES (OTHER THAN GOLDMAN SACHS PERSONS) WILL BE DEEMED TO HAVE CONFIRMED THAT, TO ITS KNOWLEDGE, IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A UNITED STATES 10% SHAREHOLDER.


         In July 1996, the Company's Bermuda operating subsidiary, Global Capital Reinsurance Limited ("Global Capital Re"), purchased 1,000,000 of the Ordinary Shares (the "GCR Repurchase Shares") sold by certain shareholders of the Company in an underwritten public offering. The GCR Repurchase Shares continue to be held by Global Capital Re and will carry the voting, dividend and other rights associated with outstanding Ordinary Shares until such time as they are acquired by the Company and retired (although, for purposes of the Company's consolidated financial statements, the GCR Repurchase Shares are deemed to have been retired by the Company when they were purchased by Global Capital Re). Global Capital Re intends to vote the GCR Repurchase Shares in favor of the Resolutions, and such shares will be counted as present for purposes of determining whether the quorum requirements have been met, at the Fiscal 1996 Annual General Meeting. If the Fifth Resolution is adopted at the meeting as described below, the Company would be authorized to acquire the GCR Repurchase Shares from Global Capital Re, whereupon such shares could be retired and cease to be outstanding for any purpose.

         This Proxy Statement is divided into two parts. Part One describes the Resolutions to be voted upon by shareholders at the Fiscal 1996 Annual General Meeting. Part Two sets forth certain background information about the Company's Board of Directors, executive compensation arrangements and other matters. A copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1996 accompanies this Proxy Statement.

         Unless the context otherwise requires, references herein to the "Company" mean GCR Holdings Limited and to "GCR" mean the Company together with its wholly owned subsidiary, Global Capital Re. GCR's fiscal year begins on October 1, and references herein to a specific fiscal year mean the fiscal year ending on September 30 of the specified year.

--------
* For this purpose, "United States 10% Shareholder" means a U.S. Person who owns, directly or by application of the constructive ownership rules of sections 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986, as amended, issued shares representing 10% or more of the total combined voting rights attaching to the issued Ordinary Shares. "U.S. Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership that is, as to the United States, a domestic corporation or partnership and (iii) an estate or trust that is subject to U.S. federal income tax on its income regardless of its source. Please note that the constructive ownership rules referred to above generally apply to family members, partnerships, estates, trusts or controlled corporations and holders of certain options.

                                    PART ONE


                                 THE RESOLUTIONS

                  The Resolutions, which are to be voted on by shareholders at the Fiscal 1996 Annual General Meeting, are set forth in Annex A to this Proxy Statement. Adoption of the Resolutions at the meeting will require the following:

                  (i) in the case of the First through Fifth Resolutions, the affirmative vote of a majority of the combined voting power of the Ordinary Shares that are outstanding on the record date for the meeting and are voted in person or by proxy at the meeting; and

                  (ii) in the case of the Sixth Resolution (providing for amendments of the Articles), the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of the Ordinary Shares that are outstanding on such record date and are voted in person or by proxy at the meeting;

provided that, in each case (i) and (ii) above, at least two members who are the registered holders of at least fifty percent (50%) of the combined voting power of the Ordinary Shares that are outstanding on the record date for the meeting (a quorum) are present in person or by proxy at the meeting.


         A Proxy card submitted to the Company without direction as to how to vote on a particular Resolution will be voted for the Resolution. Regardless of whether or how they provide direction to vote, all Proxy cards submitted will be counted as present at the meeting in determining whether the quorum requirement has been met.



                            I. ELECTION OF DIRECTORS

         The Company has nominated 10 of its current directors for election as directors at the Fiscal 1996 Annual General Meeting (Mr. Lerner, the 11th current director, has notified the Company of his intention to retire from the Board upon the conclusion of the meeting). Each nominee elected as a director at the meeting will hold office until the conclusion of the next annual general meeting of shareholders, which, if the Sixth Resolution is adopted, is expected to be held within 123 days after the end of fiscal year 1997, and until his successor is elected or appointed and qualified (in each case subject to prior death, resignation, retirement or removal from office). Except for Mr. Al-Naqib, who was appointed a director by the Board in July 1996, each of the nominees has served as a director (or, in one case, an alternate director) of the Company since October 1993.

         The name, principal occupation and other information concerning each nominee, each of whom is currently a director, is set forth below.

                     NOMINEES FOR WHOM PROXIES WILL BE VOTED

         STEVEN H. NEWMAN (age: 53) has been Chairman of the Board of Directors of the Company since 1993. He has been CEO and Chairman of the Board of Directors of Underwriters Re since February 1987 and was President from 1987 until 1994. Mr. Newman is a Fellow and past President of the Casualty Actuarial Society, a member of the International Actuarial Association and is a member and past Chairman of the Board of Directors of the Reinsurance Association of America. Mr. Newman is also a director of Capital Re Corporation, of which another director of the Company, Michael Satz, is the Chairman, President and Chief Executive Officer, and is a director of the Chicago Title and Trust Company and World Minerals Corporation.

         LOAY AL-NAQIB (age: 44) has been a director of the Company since July 1996. He is Deputy Chairman and Chief Executive Officer of Imperial Fire & Marine Re-Insurance Company Ltd. in London. Mr. Al-Naqib had been Deputy Chairman and Chief Executive Officer of Arig Insurance Company, also in London, from 1991 to 1996. He is a director of the International Insurance Foundation in New York.

         LAWRENCE S. DOYLE (age: 53) has been President, Chief Executive Officer and a director of the Company since 1993. He was President and CEO of the New England Reinsurance Corporation, First State Insurance Company and the New England Insurance Company from 1986 to 1993. Mr. Doyle was also Senior Vice President of ITT Hartford Insurance Group and President of ITT Hartford's International Division from 1983 to 1993.


         J. MARKHAM GREEN (age: 53) has been a director of the Company since 1993. He was a general partner of Goldman, Sachs & Co. from 1984 to 1992 and has been a limited partner of that firm since 1992. During his tenure as a general partner, Mr. Green was co-head of the Financial Services Industry Group in the Investment Banking Division.


         JOHN P. MCNULTY (age: 44) has been a director of the Company since 1993. He has been a general partner of Goldman, Sachs & Co. from 1989 to 1994, a limited partner of that firm during most of 1995 and, since November 25, 1995, a general partner of that firm, a member of its Operating Committee and co-head of Goldman Sachs Asset Management since November 25, 1995.

         DAVID A. OLSEN (age: 58) has been a director of the Company since 1993. He has been Chairman and Chief Executive Officer of Johnson & Higgins since 1991 and 1990, respectively, and has held various positions with Johnson & Higgins since 1966. Mr. Olsen is a Trustee of The College of Insurance and of the American Institute for Chartered Property Casualty Underwriters and the Insurance Institute of America.

         JERRY S. ROSENBLOOM (age: 57) has been a director of the Company since 1993. He has been Frederick H. Ecker Professor of Insurance and Risk Management and Academic Director, Certified Employee Benefit Specialist Program at the Wharton School of the University of Pennsylvania since 1990 and 1974, respectively. Mr. Rosenbloom is currently a member of the Boards of Directors of Mutual Risk Management, Ltd. and the Harleyville Insurance Companies.

         JOSEPH D. ROXE (age: 60) has been a director of the Company since November 1995 and an alternate director since October 1993. He has been Senior Vice President and Chief Financial Officer of Johnson & Higgins since 1987 and a director of Johnson & Higgins since 1988.

         MICHAEL E. SATZ (age: 48) has been a director of the Company since 1993. He has been Chairman, President and Chief Executive Officer of Capital Re Corporation since its founding in 1988. Mr. Satz founded and was the first president of the Association of Financial Guaranty Insurers.

         DONALD J. ZUK (age: 60) has been a director of the Company since 1993. He has been President and Chief Executive Officer of the Southern California Physicians Insurance Exchange since 1989.

         The First Resolution, which is set forth in Annex A to this Proxy Statement, provides for shareholder approval of each of the nominees named above. Unless voting authority is withheld by a shareholder in the manner provided in the enclosed Proxy card it is the intention of the Proxy holders to vote for all of the nominees named above. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the Proxy holders may exercise their discretion to vote for a substitute nominee.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL 10 OF THE NOMINEES NAMED IN THE FIRST RESOLUTION.


                      II. APPROVAL OF INDEPENDENT AUDITORS

         The Board of Directors and its Audit Committee have recommended the appointment of Arthur Andersen & Co., Bermuda, as the independent auditors of the Company for the fiscal year ending September 30, 1997. Representatives of that firm are expected to be present at the Fiscal 1996 Annual General Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

         The Second Resolution, which is set forth in Annex A to this Proxy Statement, provides for shareholder approval of Arthur Andersen & Co. as independent auditors of the Company for the fiscal year ending September 30, 1997.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SECOND RESOLUTION.


                     III. APPROVAL OF EXISTING OPTION PLANS

         Prior to its initial public offering in December 1995, the Company adopted the Amended and Restated Non-Employee Directors Share Option Plan, which was revised during fiscal year 1996 (in its current form, the "Director Option Plan"), and the Amended and Restated 1995 Share Option Plan (in its current form, the "1995 Employee Option Plan"). The Directors Option Plan and the 1995 Employee Option Plan are referred to herein as the "Existing Option Plans."

         During fiscal year 1996 and to date, the Board of Directors granted a total of 8,719 restricted Ordinary Shares to 14 directors, officers and employees of the Company (with no such grantee receiving more than 2,799 shares) pursuant to the Existing Option Plans on condition that such plans be approved by the shareholders at the Fiscal 1996 Annual General Meeting. These grants (the "Restricted Share Grants") were conditioned on shareholder approval of such plans so that, if such approval were obtained, the grants would be exempt transactions for purposes of Section 16(b) of the U.S. Securities Exchange Act of 1934 (the "Exchange Act") and the Commission's rules thereunder.* Consequently, shareholder approval of the Existing Option Plans will cause the Restricted Share Grants to become effective and to be exempt transactions for these purposes.** None of the option grants that have been made under the Company's compensation plans to date were conditioned on shareholder approval, and such grants (including option grants under the Existing Option Plans) will remain in effect regardless of the results of the shareholder vote.

         Set forth below is a summary of the terms of the Director Option Plan and the 1995 Employee Option Plan, as well as the Restricted Share Grants made under each plan.

THE DIRECTOR OPTION PLAN

         General. The purpose of the Director Option Plan is to align the interests of non-employee members of the Company's Board with those of its shareholders. The Board or, if so appointed, a committee thereof is authorized to administer the Director Option Plan (the Board currently administers the plan). The plan administrator has full power and authority to interpret the plan, to establish, amend and rescind rules relating to the plan and to amend the plan, except that shareholder approval is required for any amendment that increases the number of shares that may be issued under the plan (other than pursuant to adjustments provided for in the plan).

         Awards and Eligibility. Under the Director Option Plan, each director, other than the Chairman and any director who is an employee or officer of the Company or Global Capital Re (each a "Non-Employee Director"), will receive a grant of options on 1,500 Ordinary Shares on the first business day after each annual shareholders' meeting. Each Non-Employee Director also received an initial grant of options on 3,000 Ordinary Shares when the plan was initially adopted. The Director Option Plan provides for options (and restricted shares as described below) to be granted in an aggregate amount up to 100,000 Ordinary Shares.

         Terms of Awards. The terms and conditions applicable to each award under the Director Option Plan are to be set forth in an option agreement between the Company and each recipient. Generally, the exercise price per share for each option is equal to the fair market value of an

--------
* Due to recent changes in the Commission's rules under Section 16, shareholder approval will no longer be required in order for grants of options, restricted shares or other securities made by the Company under its compensation plans to be exempt for purposes of Section 16(b).
** Prior to the Fiscal 1996 Annual General Meeting, the Company expects to make additional grants of restricted shares under these plans in respect of the November 1996 dividend. See "-- Summary of Benefits to be Received". References herein to "Restricted Share Grants" include such additional grants.

Ordinary Share (book value per share for grants prior to the Company's initial public offering in December 1995 and market value per share for grants thereafter) on the date of grant as determined by the plan administrator in accordance with the plan. Such options are fully vested on grant, are generally not transferable, are exercisable for a period of 10 years from grant and continue to be exercisable following the termination of service of the grantee as a director, provided, however, that no such options may be exercised more than 12 months after the death of the grantee.

          The number of Ordinary Shares issuable on exercise of an option under the plan and the exercise price per share thereof are subject to adjustment in certain events having a dilutive or antidilutive effect on the Ordinary Shares. In addition, in the event of any cash dividend in respect of the Ordinary Shares, the grantee of an option will be granted restricted Ordinary Shares with respect to an amount (the "Applicable Dividend Amount") equal to 30% of the total dividend that would have been paid in respect of all Ordinary Shares subject to the option (plus all unvested restricted shares previously granted in respect of such option) held by the grantee, were such shares then outstanding (or vested, as the case may be). The number of restricted Ordinary Shares to be granted will be determined by dividing the Applicable Dividend Amount by the fair market value of an Ordinary Share as determined by the plan administrator. Restricted shares vest at the rate of 25% on each of the first four anniversaries of their grant date until fully vested for as long as the director remains in service on the Board and also vest immediately upon a Change of Control (as defined below). Once vested, restricted shares may be held or transferred by the grantee without restriction (other than certain restrictions relating to the registration requirements of the U.S. Securities Act of 1933 (the "Securities Act")).

         A "Change of Control" is deemed to occur, in general, if (i) any person or group of persons (subject to certain limited exceptions) is or becomes the direct or indirect beneficial owner of 50% or more of the Company's then outstanding voting securities, (ii) during any two year period the directors at the beginning of the period (including replacements approved by two-thirds of such directors) cease to constitute a majority of the Board, (iii) the shareholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than such a transaction or arrangement pursuant to which the shareholders of the Company retain at least 50% of the combined voting power of the voting securities of the Company or the surviving entity, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition of all or substantially all of the Company's assets.

         Grants to Date. To date, options on 27,000 shares have been granted to nine Non-Employee Directors under the Director Option Plan, and 9,000 of such options have been exercised. The exercise price of these options is $15.24 per share.

         To date, 390 restricted shares have been conditionally granted to six Non-Employee Directors, in respect of the quarterly dividends declared by the Board in February, May and August 1996. These Restricted Share Grants are conditioned on shareholder approval of the Director Option Plan at the Fiscal 1996 Annual General Meeting, and none of these grants will be effective unless and until such approval is obtained. The date of such approval will be the grant date for vesting purposes. (For all purposes of this Proxy Statement, therefore, none of the shares subject to the Restricted Share Grants are considered to be outstanding.)*

THE 1995 EMPLOYEE OPTION PLAN

         General. The purpose of the 1995 Employee Option Plan is to enable the Company to provide eligible employees with an additional incentive to contribute to the success of the Company by giving such individuals an opportunity to acquire a proprietary interest in the Company. The Compensation Committee of the Board is authorized to administer the 1995 Employee Option Plan. As plan administrator, the Compensation Committee has full power and authority to interpret the plan, to establish, amend and rescind rules relating to the plan and to determine which employees are eligible to receive options in any year, whether options are to be incentive stock options or nonqualified stock options for U.S. federal income tax purposes, the time or times at which options are to be granted, the number of options granted to each eligible participant, the duration of each option and the time within which any option may be exercised. The Board has the authority to amend the plan, except that shareholder approval is required for any amendment that increases the number of shares that may be issued under the plan (other than pursuant to adjustments provided for in the plan).

         Awards and Eligibility. Key employees of the Company and its subsidiaries are eligible to receive awards under the 1995 Employee Option Plan. The plan provides for options (and restricted shares as described below) to be granted in an aggregate amount up to 1,500,000 Ordinary Shares. Options may be either incentive stock options within the meaning of Section 422 of the U.S. Internal Revenue Code ("ISOs") or options that do not qualify as ISOs, known as non-qualified stock options ("NSOs"). The maximum number of Ordinary Shares which may be subject to options granted under the plan in any one year is based on a formula that takes into account the short-term and long-term returns on consolidated shareholders' equity ("ROE") of the Company. Under this formula, the number of Ordinary Shares that can be subject to options granted in any fiscal year cannot exceed a percentage (the "Maximum Yearly Percentage") of the total number of shares subject to the plan. The Maximum Yearly Percentage equals the lesser of 30% and the sum of two percentages, one that ranges from 0 to 10% based on ROE for the relevant fiscal year and one that ranges from 0 to 20% based on ROE over a three year period ending with the relevant fiscal year. Each of these two percentages is determined by reference to specified target levels of short-term or long-term ROE, as applicable (with the maximum percentage being reached in each case when the relevant ROE reaches a 25% target level). In no event may options on more than 450,000 Ordinary Shares be granted in any one year. Subject to the aggregate annual limit represented by the Maximum Yearly Percentage, the number of options granted to a particular employee in any given year is determined by the Compensation Committee in its discretion. The Company intends that, if the New Share Incentive Plan is approved by shareholders at the Fiscal 1996 Annual General Meeting, future

--------
* Prior to the Fiscal 1996 Annual General Meeting, the Company expects to grant additional restricted shares under the Director Option Plan, in respect of the November 1996 dividend. These grants will also be conditioned on shareholder approval of the plan. See "-- Summary of Benefits to be Received."

grants of options to employees would be made under the new plan and no further grants of options would be made under the 1995 Employee Option Plan.

         Terms of Awards. The terms and conditions of each option granted under the 1995 Employee Option Plan are to be set forth in an option agreement between the Company and the grantee. Generally, the exercise price per share for each option is equal to the fair market value of an Ordinary Share (book value per share for grants prior to the Company's initial public offering in December 1995 and market value per share for grants thereafter) on the date of grant of such options as determined by the Compensation Committee in accordance with the plan. Unless determined otherwise by the Compensation Committee, 25% of each option grant vests on each of the first four anniversaries of the grant date until fully vested for as long as the grantee remains employed by the Company. However, all options (and restricted Ordinary Shares granted in respect of such options) vest immediately on a "Change of Control" (as defined with respect to the Director Option Plan). No option will become exercisable after the termination of the grantee's employment. No option that is otherwise exercisable may be exercised more than ninety days after the termination of the grantee's employment for any reason other than death or disability or more than six months after termination for death or disability, and in no event may any option be exercisable after the tenth anniversary of the date of grant.

         The number of Ordinary Shares issuable on exercise of an option granted under the plan and the exercise price per share thereof are subject to adjustment in certain events having a dilutive or antidilutive effect on the Ordinary Shares. In addition, in the event of any cash dividend in respect of the Ordinary Shares, the grantee of an option will be granted restricted Ordinary Shares with respect to an amount (the "Applicable Dividend Amount") equal to 30% of the total dividend that would have been paid in respect of all Ordinary Shares subject to the option (plus all unvested restricted shares previously granted in respect of such option), were they then outstanding (or vested, as the case may be). The number of restricted Ordinary Shares to be granted will be determined by dividing the Applicable Dividend Amount by the fair market value of an Ordinary Share as determined by the Compensation Committee. Restricted shares vest at the rate of 25% on each of the first four anniversaries of their grant date until fully vested for as long as the grantee remains employed by the Company and also vest immediately upon a Change of Control. Once vested, restricted shares may be held or transferred by the grantee without restriction (other than certain restrictions relating to the registration requirements of the Securities Act).

         Grants to Date. In November 1995, options on 360,000 Ordinary Shares were granted to eight employees of the Company under the 1995 Employee Option Plan. These options have an exercise price of $15.24 per share and none has been exercised. In October 1996, options on 360,000 Ordinary Shares were granted to fourteen employees under this plan. These options have an exercise price of $23.25 per share and none has been exercised.

         To date, 8,329 restricted Ordinary Shares have been conditionally granted to eight employees under the 1995 Employee Option Plan, in respect of the quarterly dividends declared by the Board in February, May and August 1996. These Restricted Share Grants are conditioned on shareholder approval of the 1995 Employee Option Plan at the Fiscal 1996 Annual General Meeting, and none of these grants will be effective unless and until such approval is obtained. The date of such approval will be the grant date for vesting purposes. (For all purposes of this

Proxy Statement none of the shares subject to Restricted Share Grants are considered to be outstanding.)*

CERTAIN U.S. FEDERAL INCOME TAX EFFECTS


         For a discussion of certain U.S. federal income tax effects of NSOs and ISOs which may be granted under the Existing Plans, see "IV. Approval of the 1996 Share Incentive Plan -- Certain Federal Income Tax Effects."


SUMMARY OF BENEFITS TO BE RECEIVED

         The following table sets forth in summary form the benefits or amounts to be received by each of the following persons as a result of the Restricted Share Grants, if the Existing Option Plans are approved by shareholders:

                      BENEFITS FROM RESTRICTED SHARE GRANTS


                               1995 EMPLOYEE OPTION PLAN           DIRECTOR OPTION PLAN
                              ----------------------------      ---------------------------
                                                  NUMBER                           NUMBER
                                                    OF                               OF
                                ESTIMATED       RESTRICTED       ESTIMATED       RESTRICTED
                                 DOLLAR          ORDINARY          DOLLAR         ORDINARY
NAME & POSITION               VALUE ($)(1)        SHARES        VALUE ($)(1)       SHARES
---------------------------   ------------      ----------      ------------     ----------
Lawrence S. Doyle
- President & Chief
  Executive Officer........      63,503            2,799             0               0

Robert L. Nason
- Senior Vice President
  North American
  Underwriting.............      36,212            1,596             0               0

Stephen S. Outerbridge
- Senior Vice President
  International
  Underwriting.............      36,212            1,596             0               0

Frederick W.
Deichmann
-  Chief Financial Officer       22,567              995             0               0

                                                        (table continues on following page)


--------
* Prior to the Fiscal 1996 Annual General Meeting, the Company expects to grant additional restricted shares under the 1995 Employee Option Plan, in respect of the November 1996 dividend. The grants will also be conditioned on shareholder approval of the plan. See "-- Summary of Benefits to be Received."

William G. Fanning
- Vice President &
  Chief Actuary..........              22,567            995                0               0

Executive Group..........             181,069          7,981                0               0

Non-Executive Director
Group....................                   0              0            8,848             390

Non-Executive Officer
Employee Group...........               7,895            348                0               0

-----------
(1) Calculated based upon a price of $22.6875 per Ordinary Share, the last reported sale price in the Nasdaq National Market on November 21, 1996. If the Existing Option Plans are approved by shareholders, the restricted shares will vest over a four-year period beginning on the first anniversary of the date such approval is obtained.


         Prior to the Fiscal 1996 Annual General Meeting, the Company expects to grant additional restricted shares to 22 directors, officers and employees under the Existing Option Plans, in respect of the November 1996 dividend. The total number of such shares will depend on the market price of the Ordinary Shares when the dividend is paid; based on an assumed price of $22.6875 per share, the number would not exceed 6,098. Following the meeting, options on 1,500 Ordinary Shares will be granted to each Non-Employee Director under the Director Option Plan, with each option having an exercise price per share equal to the then-current fair market value of one Ordinary Share. For information about option grants made under the 1995 Employee Option Plan to date, see "III. Executive Compensation" in Part Two of this Proxy Statement. Except for the Restricted Share Grants reflected above, none of the grants made under the Existing Option Plans is subject to shareholder approval, and all such grants will remain in effect regardless of the results of the shareholder vote.


APPROVAL OF EXISTING OPTION PLANS

         The Third Resolution, which is set forth in Annex A to this Proxy Statement, provides for shareholder approval of the Existing Option Plans, in the forms presented to the Fiscal 1996 Annual General Meeting. The forms to be presented to the meeting will be substantially the forms in which these plans were in effect (after all amendments and restatements thereof) on the record date for the meeting.

         The Company believes that the Existing Option Plans, which in their current or prior form have been in place for more than a year, as well as the Restricted Share Grants, have been important elements of its ability to attract, retain and motivate quality management, by linking the remuneration of its officers, directors and employees to the performance of the Company. Consequently, the Company believes that these plans and grants are in the best interests of the Company and its shareholders.

         The directors who are not employees of the Company (other than the Chairman) have a direct pecuniary interest in the approval of the Director Option Plan, as they are eligible to participate in, and have received Restricted Share Grants under, such plan. The directors who are also employees of the Company have a direct pecuniary interest in the approval of the 1995 Employee Option Plan, as they are eligible to participate in, and have received Restricted Share Grants under, such plan.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE THIRD RESOLUTION.


                  IV. APPROVAL OF THE NEW SHARE INCENTIVE PLAN


         In October 1996, the Board of Directors adopted the 1996 Share Incentive Plan (the "New Share Plan") and, in light of the requirements of the Nasdaq National Market in which the Ordinary Shares are traded, adoption of the New Share Plan was conditioned on shareholder approval of the plan at the Fiscal 1996 Annual General Meeting. Set forth below is a summary of the terms of the plan.

SUMMARY OF THE NEW SHARE PLAN

         General. The purposes of the New Share Plan are to assist the Company in attracting and retaining officers, other employees, consultants and advisors with experience and ability by providing incentives to such participating persons that are linked directly to increases in shareholder value and to facilitate the ownership of the Company's shares by such individuals, thereby increasing the identity of their interests with those of the Company's shareholders. The Company intends that, if the New Share Plan is approved by shareholders at the Fiscal 1996 Annual General Meeting, future grants of options to employees would be made under the new plan and no further grants of options would be made under the 1995 Employee Option Plan.


         The New Share Plan provides for grants of ISOs, NSOs or a combination thereof (as used in this section IV, "options"); provided, however, that ISOs may be granted only to employees of the Company and its subsidiaries. Options granted under the New Share Plan may be accompanied by share appreciation rights ("SARs") or limited share appreciation rights ("LSARs") or both (as used in this section IV, "rights"). Rights may also be granted independently of options. The New Share Incentive Plan also provides for grants of restricted shares, deferred shares and performance shares (as used in this section IV, collectively, "restricted awards").

         Plan Administration. The New Share Plan may be administered by the Board of Directors or the Compensation Committee. Subject to the terms of the plan, the plan administrator has the right to determine the eligible participants in the plan, to grant awards to eligible participants and to determine the terms and conditions of the award agreements evidencing the grant of such awards, including the conditions under which restrictions on restricted shares and deferred shares will lapse. Such award agreements will typically set forth the vesting schedule, exercise price and any other terms and conditions of such awards, and the effect of a Change of Control (which term will be defined by the plan administrator in the relevant award agreement) on such awards.

         Shares Subject to the Plan. The New Share Plan provides for the issuance of up to 500,000 Ordinary Shares. (This limit will also apply to any rights issued under the plan which are payable in Ordinary Shares). In the event of any change in the number or nature of the Ordinary Shares by reason of a merger, reorganization, consolidation, scheme of arrangement, recapitalization, share dividend or other change in corporate structure affecting the nature or amount of outstanding Ordinary Shares, the plan administrator may make a substitution or appropriate adjustments in the aggregate number of shares available for issuance under the plan and in the number of shares and any exercise, purchase or similar provision relating to any option, right or restricted award then outstanding. The plan administrator will have the discretion to make other appropriate adjustments.

         Eligibility. Discretionary grants of options, rights and restricted awards may be made to any officer (including any officer who is also a director), employee, consultant or advisor of the Company or any of its direct and indirect subsidiaries who is determined by the plan administrator to be in a position to contribute to the management, growth or profitability of the Company.

         Exercise of Options. Options will vest and become exercisable according to a schedule established by the plan administrator at the time of grant. Options may not be exercised more than ten years after the date of grant.

         The purchase price of the shares purchased pursuant to the exercise of an option will be as determined by the plan administrator at the time of grant (but in the case of ISOs, will not be less than 100% of the Fair Market Value of the Ordinary Shares at the time of grant, and in any event, will not be less than the par value of the Ordinary Shares) and may be adjusted in accordance with the antidilution provisions described above.

         Upon the exercise of any option, the purchase price must be fully paid in cash, or, at the discretion of the plan administrator, by delivery of Ordinary Shares or restricted awards or by means of any other cashless exercise procedure approved by the plan administrator, subject to certain limitations in the case of an exercise of an ISO. If restricted awards are used to pay the exercise price, certain of the shares acquired upon exercise will also be subject to restrictions.


         Share Appreciation Rights and Limited Share Appreciation Rights. A SAR is the right to receive an amount, payable in cash, Ordinary Shares or as the plan administrator otherwise determines, equal to or based on (i) the difference between (A) the fair market value of the Ordinary Shares covered by such right and (B) the aggregate exercise price of such right, (ii) the amount of dividends paid with respect to Ordinary Shares over a specified time or (iii) any other factor reasonably selected by the plan administrator. A LSAR is a SAR that may only be exercised within the 30-day period following a Change of Control (as defined by the plan administrator in the agreement evidencing such LSAR). Upon the exercise of a SAR or LSAR, a holder is entitled to receive cash, unrestricted Ordinary Shares or any combination thereof in an amount equal to the appreciation in value of the number or Ordinary Shares covered by the right above a specified price per share, all as determined by the plan administrator. SARs and LSARs may be granted either alone ("Free Standing Rights") or in conjunction with all or part of an option ("Related Rights").

         With respect to SARs and LSARs that are Related Rights, each such SAR or LSAR will terminate upon the termination or exercise of the pertinent portion of the related option, and the pertinent portion of the related option will terminate upon the exercise of such right. SARs that are Related Rights may be exercised at any time that the underlying option is exercisable or, at the discretion of the plan administrator, in other circumstances. With respect to NSOs, Related Rights may be granted at or after the grant of such an option. In the case of ISOs, Related Rights may be granted only at the time of grant of the ISOs.

         SARs that are Free Standing Rights may be exercised at such time or times and may be subject to such terms and conditions as may be determined by the plan administrator at or after grant. LSARs that are Free Standing Rights can only be exercised with the 30-day period following a Change of Control. The term of each Free Standing Right will be fixed by the plan administrator but may not exceed ten years from the date of grant.


         Restricted Awards. A restricted share award is an award of Ordinary Shares that may not be sold, assigned, transferred or pledged for a specified period ("restricted period"). The plan administrator may determine the restricted period and may also impose such other restrictions and conditions on an award as it deems appropriate. The plan administrator may provide that these restrictions will lapse upon certain events and may modify, accelerate or waive such restrictions, in whole or in part. A deferred share award is the right to receive Ordinary Shares at the end of a deferral period, and performance shares are Ordinary Shares subject to restrictions based upon the attainment of performance objectives, all as determined by the plan administrator.


         Unless otherwise determined by the plan administrator, upon the award of any restricted shares or performance shares, such shares will be deemed to be outstanding for all purposes and the participant will have the rights of a shareholder with respect to the shares, including voting and dividend rights, subject to certain transfer and other restrictions set forth in the plan or the relevant award agreement. In general, upon award of deferred shares, the participant will not have any rights of a shareholder, other than the right to receive dividends, during the specified deferral period.

         Recipients of restricted shares, deferred shares or performance shares will enter into an award agreement with the Company, in such form as the plan administrator determines, which will set forth the terms and conditions, including the restrictions and performance or other vesting criteria, applicable to the shares.


         Effect of Termination of Employment. If a grantee's employment with or service as a consultant or advisor of the Company terminates for any reason, (i) options may thereafter be exercised to the extent provided in the agreement evidencing such options, or as otherwise determined by the plan administrator;
(ii) Free Standing Rights will be exercisable at such time or times and subject to such terms and conditions as will be determined by the plan administrator at or after grant; and (iii) the rights of participants with respect to restricted awards will be set forth in the agreements evidencing such awards.

         Amendment and Termination. The Board of Directors may terminate or amend the New Share Plan, and the Board or the plan administrator may amend the terms of or terminate any award granted thereunder, at any time, provided that any such action may not impair the rights of any participant in the plan without his consent.

         Contingent Grants to Date. In October 1996, performance share awards covering 91,000 Ordinary Shares were granted to five officers of the Company under the New Share Plan. All such grants were conditioned upon shareholder approval of the plan at the Fiscal 1996 Annual General Meeting. For each grantee, the performance shares will vest (i) on October 31, 1999 (or any earlier date chosen by the plan administrator) if and to the extent the Company achieves certain performance criteria, as determined by the plan administrator, and (ii) all performance shares that have not previously vested will vest on October 31, 2006; provided, however, that unvested performance shares will be forfeited by a grantee whose employment terminates for any reason other than a termination in connection with or following a Change of Control (as defined in the award agreement) or resulting from death, disability or retirement. Vesting on or prior to October 31, 1999 will depend on a comparison of Shareholder Return (based on changes in share prices) and ROE (based on return on shareholders' equity) for the Company and a peer group of companies selected by the plan administrator, in each case during the vesting period. The portion of the performance shares that will vest will range from 33% if Shareholder Return or ROE for the Company exceeds that for at least 25% of the peer group companies, to 100% if Shareholder Return or ROE for the Company exceeds that for 75% or more of the peer group companies. Prior to vesting, the performance shares may not be transferred, pledged or otherwise encumbered by the grantee but the grantee will be entitled to vote and to receive dividends on the shares. Once vested, the performance shares may be held or transferred by the grantee without restriction (other than certain restrictions relating to the registration requirements of the Securities Act). All performance shares will vest immediately if the grantee's employment is terminated in connection with or following a Change of Control (as defined in the award agreement). The vesting period, performance criteria and other terms and conditions of the performance share awards are set forth in award agreements between the Company and the recipients.


CERTAIN U.S. FEDERAL INCOME TAX EFFECTS

         The following is a summary discussion of certain U.S. federal income tax effects of options, rights and restricted awards under the New Share Plan.

         Non-qualified Stock Options. A plan participant will not be subject to U.S. federal income tax upon the grant of an NSO. Rather, at the time of exercise of the NSO, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price.

         If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sale price and the fair market value of such shares on the date that ordinary income was recognized with respect thereto will generally be subject to tax as long-term capital gain or loss, if the participant's holding period for the shares at the time of disposition is more than one year; otherwise, it will be subject to tax as short-term capital gain or loss. If the Company were subject to U.S. federal income tax, it would not be entitled to a deduction at the time of grant of an NSO but would be entitled to a deduction when a grantee exercises such an option in an amount equal to the ordinary income realized by the grantee.

         Incentive Stock Options. A plan participant will not be subject to U.S. federal income tax upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment (or one year after termination in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs (see"--Non-qualified Stock Options"). If the Company were subject to U.S. federal income tax, it would not be entitled to a deduction at the time of grant or exercise of an ISO, but would be entitled to a deduction in the year of disposition of the shares if the grantee did not hold the shares for the one-year and two-year periods described below, in an amount equal to the ordinary income realized by the grantee.

         If shares acquired pursuant to a timely exercised ISO are later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the option exercise price. If, however, a participant disposes of shares acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such shares are transferred to him upon exercise (a "disqualifying disposition"), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain realized by the participant will be subject to tax as short-term or long-term capital gain.

         The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will be an item of adjustment for purposes of the "alternative minimum tax."


SUMMARY OF PLAN BENEFITS

         The following table sets forth in summary form the benefits or amounts to be received by each of the following persons by reason of the performance share awards made under the New Share Plan in October 1996, if the plan is approved by shareholders:

                     BENEFITS FROM PERFORMANCE SHARE AWARDS


                                                          NEW SHARE PLAN

                                                              NUMBER
                                                       OF PERFORMANCE SHARES
NAME & POSITION                                        ---------------------
Lawrence S. Doyle
- President & Chief
  Executive Officer ...............................           27,400

Robert L. Nason
- Senior Vice President
  North American Underwriting .....................           17,000

Stephen S. Outerbridge
- Senior Vice President
  International Underwriting ......................           17,000

Frederick W. Deichmann
- Chief Financial Officer .........................           14,800

William G. Fanning
- Vice President &
  Chief Actuary ...................................           14,800

Executive Group ...................................           91,000

Non-Executive Director Group ......................                0

Non-Executive Officer
Employee Group ....................................                0


APPROVAL OF THE NEW SHARE PLAN

         The Company believes that the New Share Plan, and the contingent performance share awards made thereunder in October 1996, are important elements of its ability to attract, retain and motivate quality management, by linking the remuneration of its officers and employees to the performance of the Company. Consequently, the Company believes that this plan and the contingent awards are in the best interests of the Company and its shareholders and is seeking shareholder approval of the plan in order to satisfy the requirements of the Nasdaq National Market.

         The directors who are also employees of the Company have a direct pecuniary interest in the approval of the New Share Plan, as they are eligible to participate in, and have received contingent grants under, such plan.

         The Fourth Resolution, which is set forth in Annex A to this Proxy Statement, provides for shareholder approval of the New Share Plan, in the form presented to the Fiscal 1996 Annual General Meeting. The form to be presented to the meeting will be substantially the form approved by the Board in October 1996.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FOURTH RESOLUTION.

                     V. APPROVAL OF PURCHASE AND RETIREMENT
                          OF SHARES HELD BY SUBSIDIARY


         In July 1996, Global Capital Re purchased one million Ordinary Shares in an underwritten public offering conducted on behalf of certain shareholders of the Company. The one million shares, which are referred to herein as the GCR Repurchase Shares, were purchased at the public offering price net of underwriters' discount, or $20.92 per share (approximately $20.9 million in the aggregate). As long as the GCR Repurchase Shares are held by Global Capital Re, they are deemed to be outstanding for purposes of the Articles (though not for purposes of the Company's consolidated financial statements) and continue to carry voting and dividend rights. The Company proposes to purchase the GCR Repurchase Shares from Global Capital Re so that the shares may be retired and cease to be outstanding. In addition, the Company believes that retiring the shares will have the effect of reducing the Controlled Shares attributable to Goldman Sachs Persons for purposes of the Articles. As described below under "--Restrictions on Transfer," certain transfer restrictions currently applicable under the Articles to all Ordinary Shares will terminate when the Controlled Shares attributable to Goldman Sachs Persons represent less than 10% of the Company's outstanding shares, regardless of any subsequent increase in their number. After taking account of all Controlled Shares believed to be attributable to Goldman Sachs Persons based on share data as of November 21, 1996, the Company estimates that, if the GCR Repurchase Shares were retired, these Controlled Shares would continue to exceed the 10% threshold but by a smaller amount than would otherwise be the case. Therefore, the Company believes that purchasing and retiring the GCR Repurchase Shares could result in termination of these transfer restrictions sooner than otherwise might be the case. Whether and when these transfer restrictions will terminate if the GCR Repurchase Shares are retired will depend on the share ownership positions of the relevant persons going forward. For further information about current share ownership, see "IV. Beneficial Ownership of Ordinary Shares" in Part Two of this Proxy Statement.

         The purchase price for the GCR Repurchase Shares would equal $20.92 per share, or approximately $20.9 million in the aggregate, the same price at which Global Capital Re purchased the shares in the public offering. The Company would pay the purchase price out of the proceeds of a dividend in an equal amount from Global Capital Re. The proposed transaction would not affect the Company's consolidated financial position or results of operations but, under Bermuda insurance regulations, would reduce the maximum amount of dividends and other distributions that Global Capital Re would otherwise be permitted to make to the Company during fiscal year 1997 without notifying Bermuda regulators, from approximately $107 million to approximately $86 million. This reduced amount substantially exceeds the total amount of dividends paid or to be paid by the Company in respect of its most recent four fiscal quarters (approximately $64 million in the aggregate). Consequently, the Company does not believe that the proposed repurchase will impair its ability to pay a regular quarterly dividend during fiscal year 1997 as contemplated by its current dividend policy, at least in the absence of significant losses in its reinsurance business. However, because Global Capital Re can be expected to incur significant catastrophe reinsurance losses from time to time, there is no assurance that the Company's ability to pay dividends as contemplated by its current dividend policy will not be impaired by the proposed purchase of the GCR Repurchase Shares.

RESTRICTIONS ON TRANSFER

         The Articles contain several provisions restricting the transferability of Ordinary Shares. The directors are required to decline to register a transfer of shares if they have reason to believe that the result of such transfer would be (i) to increase the number of total Controlled Shares of any U.S. person other than a Goldman Sachs Person to 10% or more of the shares of the Company,
(ii) to increase the number of total Controlled Shares of any Goldman Sachs Person to 10% or more of the shares of the Company without the prior written consent of Goldman, Sachs & Co. or (iii) subject to certain exceptions, that a Goldman Sachs Person would become or continue to be a United States 25% Shareholder, in each case without giving effect to the limitation on voting rights provided in the Articles. "Controlled Shares" of any U.S. person means, in general, voting shares of the Company that such person owns directly or by application of the constructive ownership rules of sections 958(a) and 958(b) of the U.S. Internal Revenue Code, as amended (the "Code"), or is deemed to beneficially own for purposes of Section 13(d) of the Exchange Act and the Commission's rules thereunder. "Goldman Sachs Person" means any of Goldman, Sachs & Co. and its affiliates and "United States 25% Shareholder" means a U.S. person who owns, directly or by application of such constructive ownership rules, more than 25% of either (i) the total combined voting rights attaching to the issued shares of the Company or (ii) the total combined value of such shares, determined pursuant to Section 957 of the Code. Similar restrictions apply to the Company's ability to issue or repurchase shares.

         These transfer, issuance and repurchase restrictions will terminate at any time when no Goldman Sachs Person is deemed to have total Controlled Shares representing 10% or more of the Company's shares, regardless of any subsequent increase in the number of such Controlled Shares. As described above, the Company believes that the proposed purchase and retirement of the GCR Repurchase Shares would lower the number of Controlled Shares attributable to Goldman Sachs Persons closer to the 10% threshold than otherwise would be the case.

         For the reasons described below under "--Certain U.S. Federal Income Tax Considerations," a U.S. shareholder whose Controlled Shares exceeded the 10% threshold described above -- whether intentionally due to share acquisitions or inadvertently due to the application of the constructive ownership rules under the Code -- could be exposed to adverse U.S. federal income tax treatment in the event that the Controlled Shares of other U.S. shareholders also exceeded such threshold and, taken together, all such Controlled Shares exceeded the 25% threshold described above. Termination of the transfer, issuance and repurchase restrictions described above could make it more likely that the Controlled Shares attributable to any U.S. shareholder might exceed the 10% threshold.


         Whether or not the transfer restrictions described above remain in effect, the Articles continue to provide that the directors may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe (i) that such transfer may expose the Company, any subsidiary thereof, any shareholder or any person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction (including treatment of shareholders as United States shareholders of a "controlled foreign corporation" within the meaning of the Code) or (ii) that registration of such transfer under the Securities Act or under any U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS


         Each "United States shareholder" of a "controlled foreign corporation" ("CFC") must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. For these purposes, any U.S. person who owns, directly or indirectly through foreign persons, or is considered to own, under the constructive ownership rules set forth in sections 958(a) and 958(b) of the Code (generally applying to family members, partnerships, estates, trusts or controlled corporations or holders of certain options), 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Global Capital Re is treated as a CFC only if such "United States shareholders" collectively own or are considered to own more than 25% of the total combined voting power or total value of the corporation's shares for an uninterrupted period of 30 days or more during any tax year. Currently, to the Company's knowledge, Goldman Sachs Persons, are the only shareholders to whom 10% or more of the Company's voting shares are attributable for this purpose (although, because of the voting cutback provision in the Articles, these persons do not control 10% or more of the Company's voting power). The Company believes that, because of the current dispersion of the Company's share ownership among holders and because under the Articles the voting power associated with the shares held by any U.S. person, directly or by attribution (including shares attributable to Goldman Sachs Persons), is limited to less than 10% of the total combined voting power of the Company, shareholders of the Company should not be viewed as shareholders of a CFC for purposes of these rules. There can be no assurance, however, that the current dispersion of the Company's share ownership will continue (particularly if certain transfer restrictions terminate as described above under "--Restrictions on Transfer") or, therefore, that these rules will not apply to shareholders of the Company. Accordingly, U.S. persons who might, directly or through attribution, acquire or hold 10% or more of the Ordinary Shares should consider the possible application of the CFC rules.


APPROVAL OF FIFTH RESOLUTION

         The Fifth Resolution, which is set forth in Annex A to this Proxy Statement, authorizes the Company to purchase the GCR Repurchase Shares from Global Capital Re at any time within 90 days after the Fiscal 1996 Annual General Meeting, at a purchase price equal to $20.92 per share.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIFTH RESOLUTION.


                    VI. AMENDMENTS TO ARTICLES OF ASSOCIATION

         The Company's Amended and Restated Articles of Association currently contain a provision requiring that the Company hold an annual general meeting of shareholders in each year. Because the Company's fiscal year currently ends on September 30, this provision has the effect of requiring the Company to complete the preparation of its annual financial statements and make all other arrangements necessary for the annual general meeting within 90 days after its fiscal year end. In order to provide the Company with additional time for these matters, the shareholders are asked to approve an amendment to the Articles that would permit the annual general meeting to be held at any time within 123 days after the close of the fiscal year (e.g., not later than the next January 31 for a fiscal year ending September 30). If this amendment is approved, the annual general meeting next following the Fiscal 1996 Annual General Meeting could be held as late as January 31, 1998, with no such meeting being held during calendar year 1997.

         To accommodate this proposed change in the timing of annual general meetings, it is desirable that certain related provisions of the Articles be amended in a corresponding manner. These related amendments are described below.

         If the timing of the annual general meeting is tied to the end of the Company's fiscal year as proposed, a change in the fiscal year could require that the frequency of such meetings be temporarily adjusted. For this reason, the Company proposes to amend the Articles to provide that, in the event the Company's fiscal year is changed, the first annual general meeting following the first changed fiscal year could be held at any time up to one year and 180 days after the last such meeting. This amendment would provide the Board of Directors with flexibility to adjust the usual period between annual general meetings in a particular year in order to accommodate a change in the Company's fiscal year. This amendment could result in the period between annual general meetings (and the corresponding terms of office for the directors) being up to 180 days longer than one year, but only if the fiscal year were changed during that period. Under the Articles, the Board of Directors is authorized to change the Company's fiscal year without shareholder approval, although the Company has no plans to do so.

         The Articles currently provide that the term of each director will be one year and that a director will hold office until the conclusion of the annual general meeting for the year in which his term expires. In order to accommodate the proposed change in the timing of annual general meetings, these provisions are also proposed to be amended, so as to provide that the term of office for a director would run until the conclusion of the annual general meeting next following his or her election or appointment as a director, whenever held. This proposed amendment would result in the directors who are elected at the Fiscal 1996 Annual General Meeting serving a term that could be up to 31 days longer than otherwise would be permitted, depending on when the fiscal 1997 annual general meeting is held.


         The Articles also currently provide that shareholders who intend to nominate persons for election as directors at an annual general meeting must notify the Company not later than 60 days prior to the anniversary date of the immediately preceding annual general meeting. The Company proposes to amend this provision to require that the notice be given to the Company not later than the 120th day prior to the anniversary of the day on which notice of the immediately preceding annual general meeting was first sent or given to shareholders (or, in the case of any annual or extraordinary general meeting, not later than such day and time as the directors may authorize in order to comply with applicable law). This change is also intended to enable the Company to comply with the Commission's notice requirements under the proxy rules, if applicable.


         The Sixth Resolution, which is set forth in Annex A to this Proxy Statement, provides for the Articles to be amended and restated in the form presented to the Fiscal 1996 Annual

General Meeting. The form to be presented to the meeting will contain amended provisions of Articles 23(a), 29, 52(a) and 52(b) that implement the changes described above and that will be substantially in the form set forth in Annex B to this Proxy Statement. For ease of comparison, Annex B sets forth these provisions, both as currently in effect and as they are proposed to be amended.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SIXTH RESOLUTION.

                                    PART TWO

         Part two of this Proxy Statement sets forth certain background information about the Company's incumbent directors, executive officers, executive compensation and other matters.


                              I. BOARD OF DIRECTORS

INCUMBENT DIRECTORS

         The following persons were, at September 30, 1996, and are currently serving on the Board of Directors of the Company. All of them have been nominated for election at the Fiscal 1996 Annual General Meeting, other than Mr. Lerner, who has indicated to the Company that he intends to retire from the Board upon conclusion of the meeting. Information about the ages and principal occupations of the directors who are nominees for election is set forth in Part One of this Proxy Statement, under "I. Election of Directors." Information regarding Mr. Lerner is set forth below.

                            Steven H. Newman (Chairman) (1)(2)
                            Loay Al-Naqib
                            Lawrence S. Doyle (1)
                            J. Markham Green (2)(3)
                            Alfred Lerner (1)
                            John P. McNulty (1)
                            David A. Olsen (3)
                            Jerry S. Rosenbloom (2)(3)
                            Joseph D. Roxe (1)(2)
                            Michael E. Satz (3)
                            Donald J. Zuk (2)(3)

---------------
(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

         ALFRED LERNER (age: 63) has been a director of the Company since 1993. He has been Chairman and Chief Executive Officer of MBNA Corporation since its inception in January 1991 and has been a director of MBNA America Bank, N.A. since December 1991. He has been Chairman and Chief Executive Officer of The Town and Country Trust since August 1993. He is a member of the Boards of Trustees of Columbia University, of the Cleveland Clinic Foundation and of Case Western Reserve University and President of the Cleveland Clinic Foundation.

NUMBER AND TERMS OF DIRECTORS

         The Board of Directors currently consists of eleven members, each of whose current term of office will expire at the conclusion of the Fiscal 1996 Annual General Meeting and when his successor is elected or appointed and qualified. Under the Articles, directors will be elected at an annual general meeting by an ordinary resolution of the shareholders. Candidates for election by shareholders will be nominated by the Board and, subject to certain notice and other requirements, may be nominated by shareholders.

         The Articles provide for a minimum of three and a maximum of 20 directors (subject to modification by ordinary resolution of the shareholders) and empower the Board to fix the exact number of directors within these limits and to appoint persons to fill, or to eliminate, any vacancies on the Board. Vacancies on the Board are filled by action of a majority of the Board remaining in office, with each such appointed director holding office until the next following annual general meeting of shareholders and his or her successor is elected or appointed and qualified. Shareholders are not entitled to fill vacancies except at a general meeting called by the Board for the election of directors or to fill a vacancy created by removal of a director. Directors may not be removed during their term of office except by ordinary resolution of the shareholders and only for willful neglect or default. Because Mr. Lerner intends to retire from the Board at the conclusion of the Fiscal 1996 Annual General Meeting, the Board has resolved that the number of directors be reduced to ten at such time and until otherwise determined by the Board.

         Directors may take action by a majority of their number present at a duly called and held meeting at which a quorum is present. The majority of directors in office at any time will be a quorum for all purposes.

         A director who expects to be unable to attend any meeting of the Board or any committee thereof for any reason may appoint any person as an alternate director to attend and act in his place. A director also may be represented at any meeting of the Board or any committee by a proxy appointed by him.

         During fiscal year 1996, the Board held six meetings. Each incumbent director attended at least 75% of all meetings of the Board, and of the committees thereof on which he served, held during the fiscal year 1996 (or the portion thereof in which he served).

         The Company is a Cayman Islands company and its Articles and corporate governance matters are governed by Cayman Islands law.

COMMITTEES OF BOARD OF DIRECTORS

         The Board of Directors established Audit and Compensation Committees in October 1993 and an Executive Committee in November 1995. Each such committee reports to the Board. The Board has not established a nominating committee.

         Executive Committee. The Board appoints an Executive Committee to exercise all of the authority of the Board between meetings of the full Board. The Executive Committee does not, however, have authority to (i) declare dividends, (ii) issue shares of the Company, (iii) recommend to the shareholders any action which requires shareholder approval, (iv) alter, amend or repeal any resolution of the Board relating to the Executive Committee or (v) take any other action which legally may be taken only by the full Board. In addition, the Executive

Committee may review any aspects of GCR's business (including Global Capital Re's underwriting guidelines) and report or make recommendations to the Board thereon. The Executive Committee currently consists of five directors (Messrs. Newman (Chairman), Doyle, Lerner, McNulty and Roxe). The Executive Committee met once in fiscal year 1996.

         Audit Committee. The Board appoints an Audit Committee to nominate the independent accountants to be the auditors of the Company and, in consultation with the auditors, review the scope of their audit and the accounting policies and procedures of the Company. The Audit Committee currently consists of five directors (Messrs. Zuk (Chairman), Green, Newman, Rosenbloom and Roxe), none of whom is an officer or employee of the Company or Global Capital Re. The Audit Committee met four times in fiscal year 1996.

         Compensation Committee. The Board appoints a Compensation Committee to review the performance of corporate officers and the Company's compensation policies and procedures and to make recommendations to the Board with respect to such policies and procedures. The Compensation Committee also administers the share option, restricted share and incentive compensation plans of the Company. The Compensation Committee currently consists of five directors (Messrs. Rosenbloom (Chairman), Green, Olsen, Satz and Zuk), none of whom is an officer or employee of the Company or Global Capital Re. The Compensation Committee met three times in fiscal year 1996.

         The Company expects that, if the current directors (other than Mr. Lerner) are elected at the Fiscal 1996 Annual General Meeting as proposed, those of such directors who are currently members of the foregoing committees will be reappointed to their respective committee roles by the Board after the meeting.

OTHER SUPERVISORY ARRANGEMENTS

         The Board of Directors of Global Capital Re appoints an Investment Committee to review the guidelines governing the investment of Global Capital Re's funds and to make recommendations to the Global Capital Re Board with respect to such guidelines. The Investment Committee also reviews the performance of Global Capital Re's investment manager, Goldman Sachs Asset Management International. The Investment Committee presently consists of Messrs. Satz (Chairman), Doyle, Lerner, Newman and Roxe. The Investment Committee met four times in fiscal year 1996.

COMPENSATION OF DIRECTORS

         Directors, other than directors who are employees or officers of the Company or Global Capital Re, are entitled to remuneration for their services as determined by the Board from time to time. Such remuneration is currently fixed at $25,000 per annum plus a $1,000 fee for each Board meeting attended (including meetings of committees of the Board). In addition, directors are reimbursed for travel and out-of-pocket expenses incurred to attend meetings of the Board and its committees. Non-Employee Directors also participate in the Director Option Plan, which is summarized under "III. Approval of Existing Option Plans -- Director Option Plan" in Part One of this Proxy Statement.

         Mr. Newman and the Company are party to the Amended and Restated Chairman's Incentive Agreement. Under this agreement, in 1993 Mr. Newman received options to purchase 70,480 Ordinary Shares at an exercise price of $11.00 per share. These options constitute "Initial Options" as defined below under "--Executive Compensation--Management Options" and are subject to the vesting and adjustment provisions described thereunder. Pursuant to this agreement, in 1993 Mr. Newman also invested $950,000 in Ordinary Shares at a purchase price of $20.00 per share. This investment was financed by a non-recourse loan from the Company, which is secured by the Ordinary Shares purchased, matures on October 8, 2000 (or, if earlier, 60 days after Mr. Newman ceases to be a director) and bears interest (payable at maturity) at the rate of 7% per annum. As of September 30, 1996, the amount outstanding on the loan was $619,400. This loan can be forgiven in an amount not to exceed 30% of the initial principal amount plus interest thereon each year, as determined by the Compensation Committee in accordance with a sliding scale based on the Company's short-term and long-term return on consolidated shareholders' equity.


                             II. EXECUTIVE OFFICERS

         The executive officers of the Company are elected by and serve at the discretion of the Board of Directors. As of September 30, 1996, the executive officers of the Company were as follows:

EXECUTIVE OFFICERS

         LAWRENCE S. DOYLE (age: 53) has been President, Chief Executive Officer and a director of the Company since 1993. He was President and CEO of the New England Reinsurance Corporation, First State Insurance Company and the New England Insurance Company from 1986 to 1993. Mr. Doyle was also Senior Vice President of ITT Hartford Group and President of ITT Hartford's International Division from 1981 to April 1993.

         ROBERT L. NASON (age: 45) has been Senior Vice President -- North American Underwriting of the Company since 1993. He was Senior Vice President and Director from 1988 to 1993 and Vice President from 1983 to 1988 of Trenwick America Reinsurance Company.

         STEPHEN S. OUTERBRIDGE (age: 45) has been Senior Vice President -- International Underwriting of the Company since 1993. He was Chief Underwriting Officer -- International from 1992 to 1993, Director -- International Reinsurance Underwriting and Head Underwriter from 1988 to 1992 and Manager -- International Property and Casualty from 1984 to 1988 of Hartford Fire International Reinsurance.

         JOHN K. WITHERSPOON, JR. (age: 58) has been Director of Marine Underwriting of the Company since 1994. He was Vice President of BEP International from 1992 to 1994 and President of Bell Nicholson Henderson (USA) Inc. from 1986 to 1991. He is a past President of the American Marine Insurance Forum and is a Chartered Property Casualty Underwriter.

         FREDERICK W. DEICHMANN (age: 54) has been Chief Financial Officer and Secretary of the Company since 1993. He was Vice President from 1988 to 1993 of General Re Corporation and Vice President of Aetna Life & Casualty from 1985 to 1988. He is a member of the American Institute of Certified Public Accountants and has served on its Insurance Companies Committee.

         WILLIAM G. FANNING (age: 38) has been Chief Actuary of the Company since 1994. He was Commercial Pricing Director and Actuary from 1992 to 1993 and Actuary-Reinsurance Pricing from 1987 to 1991 at Allstate Insurance Company. Mr. Fanning is a Fellow of The Casualty Actuarial Society and a member of the American Academy of Actuaries.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Ordinary Shares, to file reports of ownership as well as changes in ownership with the Commission and the National Association of Securities Dealers, Inc. ("NASD"). Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon its review of the copies of such forms received by it, the Company believes that during fiscal year 1996 all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, subject to the exceptions set forth below.

         The Company's directors and executive officers and The Goldman Sachs Group, L.P. made late filings of initial ownership reports on Form 3 following the Company's initial public offering in December 1995, although all information required to be filed on such forms was disclosed in the Company's registration statement on Form S-1 filed with the Commission in connection with the offering prior to the time required for filing the Form 3 reports. All such Form 3 reports have been filed (and in most cases were filed within three days of the required date). Joseph D. Roxe, a director, also made late filings of three transaction reports on Form 4.


                           III. EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION


         The following table sets forth in summary form all compensation for all services rendered in all capacities to the Company and its subsidiary for the years ended September 30, 1994, 1995 and 1996 to the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company each of whose total annual salary and bonus exceeded $100,000 (collectively with the Chief Executive Officer, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE


                                                    ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                        --------------------------------------------   ---------------------------
                                                                        OTHER ANNUAL   INITIAL OPTIONS     OTHER       ALL OTHER
                                        FISCAL    SALARY      BONUS     COMPENSATION     ON SHARES      OPTIONS ON   COMPENSATION
                                         YEAR       $         $(1)          $(2)           #(3)          SHARES(3)       $(4)
                                        -----     -------    -------    ------------   ---------------  ----------   ------------
Lawrence S. Doyle, President            1996      421,867    457,000      116,167              0          121,000       45,102
  and Chief Executive Officer           1995      401,775    292,000      167,548         58,730           12,335       43,089
                                        1994      370,500     93,000      217,808              0                0       38,371

Robert L. Nason, Senior Vice            1996      257,292    206,000      138,410              0           69,000       27,199
  President - North American            1995      228,750    175,000      139,165         23,495            7,050       24,344
  Underwriting                          1994      205,833     64,000      132,541              0                0       21,291

Stephen S. Outerbridge, Senior Vice     1996      215,833    172,000      139,881              0           69,000       23,053
  President - International             1995      199,375    145,000      140,766         23,495            7,050       21,403
  Underwriting                          1994      184,375     43,500      128,153              0                0       19,323

Frederick W. Deichmann, Chief           1996      205,833    165,000      110,459              0           43,000       23,466
  Financial Officer                     1995      182,500    135,000      109,083         15,740            4,405       20,868
                                        1994      162,500     43,500      137,338              0                0       16,648

William G. Fanning, Chief Actuary       1996      185,625    150,000      114,419              0           43,000       20,018
                                        1995      160,625    122,000      102,312         15,740           41,405       17,499
                                        1994      123,295     30,000      120,228              0                0       12,654

--------------


(1) Amounts are awarded pursuant to the Company's Amended and Restated Employee Incentive Compensation Plan (the "Employee Incentive Plan"), based on individual and Company performance, with the latter being based one-half on the annual ROE of the Company and one-half on the annual ROE compared to the ROE of a peer group of companies. An annual award may not exceed 75% (175% beginning in fiscal year 1997) of the recipient's base salary.


(2) Includes amounts in respect of reimbursement for certain travel expenses, automobile expenses, club dues and relocation expenses and also includes housing expenses of $132,000, $144,000 and $102,874; $110,000, $120,000 and $125,000; $120,000, $120,000 and $120,000;
         $96,000, $96,000 and $96,000; and $72,000, $96,000 and $104,000 for
         Messrs. Doyle, Nason, Outerbridge, Deichmann and Fanning, respectively, for fiscal years 1994, 1995 and 1996, respectively.

(3) For a description of Initial Options and Other Options, see "Management Options" below. Does not include options on 360,000 Ordinary Shares granted in October 1996 to fourteen employees at an exercise price of $23.25, including options on 108,000, 60,000, 60,000, 52,000 and 52,000 shares to Messrs. Doyle, Nason, Outerbridge, Deichmann and Fanning, respectively.

(4) Includes payments made in connection with life insurance premiums and retirement plan contributions. Includes life insurance premiums of $1,321, $2,911 and $2,911; $708, $1,469 and $1,469; $885, $1,465 and
         $1,470; $398, $2,618 and $2,883; and $324, $1,436 and $1,456 and
         retirement plan contributions of $37,050, $40,178 and $42,191; $20,583, $22,875 and $25,729; $18,438, $19,938 and $21,583; $16,250, $18,250 and
         $20,583; and $12,330, $16,063 and $18,562 for Messrs. Doyle, Nason,
         Outerbridge, Deichmann and Fanning, respectively, for fiscal years 1994, 1995 and 1996, respectively.

MANAGEMENT OPTIONS

         To date, two types of options have been granted to employees of the Company since its inception in 1993: Initial Options, which were granted to the Named Executives in connection with the commencement of their employment in 1993 (1994 for Mr. Fanning), and Other

Options, which were granted to key employees of the Company and Global Capital Re, including the Named Executives, pursuant to the 1995 Employee Option Plan and the Company's Amended and Restated Share Option Plan (the "Initial Employee Option Plan"). The 1995 Employee Option Plan is summarized under "III. Approval of Existing Option Plans" in Part One of this Proxy Statement. The terms of the Initial Employee Option Plan are similar to those of the 1995 Employee Option Plan, except that under the initial plan annual grants were not limited by performance criteria, the exercise price per share for an outstanding option is reduced automatically by the amount of any cash dividend paid in respect of an Ordinary Share and plan participants do not receive restricted shares in respect of such dividends. Options on 35,245 Ordinary Shares have been granted under the Initial Employee Option Plan, of which none has been exercised to date, and no further options are available for grant under that plan. The information in this section III does not reflect the Restricted Shares Grants made under the 1995 Employee Option Plan or the performance share awards made under the New Share Plan, all of which are conditioned on shareholder approval as described in sections III and IV of Part One of this Proxy Statement.


         For each option granted under the Company's compensation plans to date, the number of shares issuable thereunder and the exercise price per share, as set forth herein, have been adjusted as necessary to reflect a five-for-one split of the Ordinary Shares in the form of a share dividend in December 1995, a distribution by the Company of approximately $201 million in cash to its shareholders in August 1995 and the quarterly cash dividends paid by the Company in February, May and August 1996, in each case to the extent such adjustments apply. No adjustment is reflected in respect of the quarterly cash dividend payable in November 1996.


         Option Grants in Fiscal Year 1996. The following table contains information concerning the share options granted to each of the Named Executives during fiscal year 1996. The Company has not authorized the grant of any share appreciation rights.


                                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                                    ASSUMED ANNUAL RATES OF
                                                                                                 SHARE PRICE APPRECIATION FOR
                                                    INDIVIDUAL GRANTS                                   OPTION TERM(3)
                           ----------------------------------------------------------            -----------------------------
                            NUMBER OF
                           SECURITIES     PERCENT OF TOTAL    EXERCISE     MARKET
                           UNDERLYING   OPTIONS GRANTED TO    OR BASE     PRICE ON
                             OPTIONS    EMPLOYEES IN FISCAL  PRICE PER     DATE OF    EXPIRATION
NAME                       GRANTED(1)          YEAR           SHARE(2)    GRANT(2)       DATE          5%            10%
----                       ----------   -------------------  ---------    --------    ----------   ---------      ---------
Lawrence S. Doyle           121,000          33.60             15.24       15.24       11/16/05    1,161,745      2,932,024
Robert L. Nason              69,000          19.20             15.24       15.24       11/16/05      662,483      1,671,980
Stephen S. Outerbridge       69,000          19.20             15.24       15.24       11/16/05      662,483      1,671,980
Frederick W. Deichmann       43,000          11.90             15.24       15.24       11/16/05      412,852      1,041,959
William G. Fanning           43,000          11.90             15.24       15.24       11/16/05      412,852      1,041,959


-----------------


(1) Does not reflect options on 15,000 shares granted to employees (other than Named Executives) in fiscal year 1996.


(2) All options were granted at fair market value, as determined by the Compensation Committee of the Board, on the date of grant. All options vest and become exercisable at a rate of 25% on each of the first through fourth anniversaries of the grant date for as long as the Named Executive remains employed by the Company.

(3) The 5% and 10% assumed annual rates of compounded share price appreciation are mandated by rules of the Commission and have been calculated based upon the market price on the date of grant as described in note (2) above. There can be no assurance that the actual share price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level and such assumed rates are not intended to forecast the future appreciation of Ordinary Shares. Unless the market price of the Ordinary Shares appreciates over the option term, no value will be realized from the option grants made to the Named Executives.


         Aggregated Option Exercises in Fiscal Year 1996 and 1996 Fiscal Year-End Option Values. The following table contains information for each Named Executive with regard to the number of Ordinary Shares underlying unexercised options and the value of such options, in each case at September 30, 1996. No options have been exercised by Named Executives.

                                  NUMBER OF ORDINARY SHARES           VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED OPTIONS AT     OPTIONS AT SEPTEMBER 30,
                                    SEPTEMBER 30, 1996(#)                  1996($)(1)
                                  EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
                              ---------------------------------    -------------------------
Lawrence S. Doyle                      26,576/165,489                 $386,195/$1,824,362
Robert L. Nason                        11,161/88,384                    161,827/952,823
Stephen S. Outerbridge                  1,161/88,384                    161,827/952,823
Frederick W. Deichmann                  7,398/55,748                    107,311/603,541
William G. Fanning                      7,397/55,748                    107,311/603,541

-----------------

(1) No effect is given to any exercise price adjustment in respect of the November 1996 cash dividend or any subsequent cash dividend that may be paid. All options were granted at fair market value, as determined by the Compensation Committee of the Board, on the date of grant. Value calculated on the basis of the market value of the underlying shares as of September 30, 1996 ($24.125).


         Employment Contracts, Termination of Employment and Change-of-Control Arrangements. The Company has entered into employment agreements with each of the Named Executives, which are substantially identical. Unless otherwise indicated, the following discussion pertains to Mr. Doyle's agreement and addresses material differences applicable to the other agreements.

         Each employment agreement provides for a term of five years, commencing on October 8, 1993 (January 15, 1994 for Mr. Fanning). During the period of each agreement, the relevant Named Executive is entitled to receive a base salary as set forth in the agreement, subject to review and increase annually by the Board, to participate in all employee benefit plans of the Company and to receive reimbursement for certain relocation and travel expenses, a monthly housing allowance, the use of an automobile and the costs of a club membership. Upon signing his employment agreement, the Named Executive also received Initial Options to purchase Ordinary Shares having a five-year vesting schedule, with 20% of such options being immediately exercisable and an additional 20% becoming exercisable on each of the second through fifth anniversaries of the grant date for as long as the Named Executive remains employed. No Initial Option will become exercisable after the termination of the Named Executive's employment. No

Initial Option that is otherwise exercisable may be exercised more than ninety days after the termination of employment for any reason other than death or disability or more than six months after termination for death or disability, and in no event more than 10 years after the grant date. To date, no Initial Options have been exercised.

         Pursuant to his employment agreement, each Named Executive invested $400,000 ($800,000 for Mr. Doyle and $190,000 for Mr. Fanning) in Ordinary Shares at a price of $20.00 per share. One half of each of these investments ($150,000 for Mr. Fanning) was financed by a non-recourse loan (each an "Employee Loan") from the Company, which is secured by a proportionate number of the Ordinary Shares, matures on October 8, 2000 (January 15, 2001 for Mr. Fanning) or, if earlier, three months after his employment ends and bears interest (payable at maturity) at the rate of 7% per annum. At the Named Executive's option, up to one-half of his bonus award under the Employee Incentive Plan can be applied to forgiveness of his loan, in which event 200% of the amount elected will be so applied, provided that no more than 20% of the original amount of the loan plus accrued interest may be forgiven in any one year.

         The employment of any Named Executive may be terminated by the Company for "Serious Cause" (as defined in the agreements), after which the executive cannot compete with the Company for 18 months (two years for Mr. Doyle), or by the executive for "Good Reason" (as defined), after which only Mr. Doyle may not compete with the Company (for one year). Any executive who voluntarily terminates his employment without Good Reason may not compete for 18 months (two years for Mr. Doyle).

         Upon termination of employment by the Named Executive for Good Reason or by the Company for other than Serious Cause, or if the Company liquidates or the Board elects to discontinue permanently operating the Company, the executive is entitled to receive his salary for a period of one year after termination and benefits as provided in his agreement. If a Change of Control occurs and the executive remains employed for at least 60 days, the executive is entitled to receive (i) one year's salary (at the rate in effect immediately prior to the Change of Control), (ii) immediate vesting of options, restricted shares and other awards and (iii) after one year of employment following such transaction, the forgiveness of his Employee Loan. If a Change of Control occurs and the executive's employment is terminated by him for Good Reason or by the Company other than for Serious Cause within one year thereafter, the executive is entitled to receive (in lieu of the benefits described in the first sentence but in addition to those described in the second sentence of this paragraph) (i) his salary for two years (at the rate referred to above), (ii) automobile and housing allowances for one year, (iii) forgiveness of his Employee Loan and (iv) immediate vesting of options, restricted shares and other awards. For a description of the term "Change of Control," see "III. Approval of Existing Option Plans --Director Option Plan" in Part One of this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee during fiscal year 1996 consisted of Messrs. Rosenbloom (Chairman), Green, Olsen, Satz and Zuk, none of whom is or was an officer or employee of the Company or Global Capital Re. Mr. Green is a limited partner of The Goldman Sachs Group, L.P. and Mr. Olsen is an officer of Johnson & Higgins. See "Certain Relationships and Related Party Transactions."

SHAREHOLDER RETURN PERFORMANCE PRESENTATION


         The following graph and table show a comparison of cumulative total shareholder returns, including reinvestment of dividends, on the Company's Ordinary Shares to such return for Standard & Poor's ("S&P") 500 Composite Stock Price Index and S&P's Property-Casualty Industry Group Stock Price Index for the period beginning on December 19, 1995 (the first day of public trading for the Ordinary Shares) and ending on September 30, 1996, assuming $100 was invested on December 19, 1995. Each measurement point on the graph and in the table represents the cumulative shareholder return as measured by the last reported sale price at the end of each quarter during the relevant period. This graph and table are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules or the liabilities of
Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

                 [COMPARISON OF CUMULATIVE TOTAL RETURN GRAPH]



                                           12/19/95    12/31/95   03/31/96    06/30/96    09/30/96
                                           --------    --------   --------    --------    --------
GCR HOLDINGS LIMITED                        100.00      109.09     124.19      134.82      126.12

S&P 500 Composite Stock Price Index         100.00      100.00     105.37      110.10      113.50

S&P Property-Casualty Industry Group        100.00      100.00      98.51      104.32      105.78
Stock Price Index


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has furnished the following report on its policies with respect to the compensation of executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

         Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee and reviewed by the full Board. The Board and the Committee believe that the Company's success requires a small but highly motivated professional staff. The compensation policies, therefore, are primarily designed to attract and retain at the Company's Bermuda location, and to motivate, such a staff.

         The Company's executive compensation program combines base salary, annual bonus, share option and share ownership programs to attract, retain and motivate key employees. Base salary increases and annual bonuses are based on individual and corporate performance. Among the factors on which compensation has been based is a review of compensation paid by other large, Bermuda-based insurance companies. Other primary factors influencing compensation terms have been: the need for highly qualified professionals to serve in Bermuda, specialized areas of expertise, retention of executives critical to the Company's success, high barrier to recruitment for potential competitors and experience and performance. The Compensation Committee also considered the Company's structure and methods of operation, which require a small and highly qualified and efficient executive team headquartered in one location and reinsuring risks on a worldwide basis.

         Under the Employee Incentive Plan, bonuses are based on individual and corporate performance during the prior fiscal year. Annual compensation is leveraged to provide a strong link to corporate and individual performance. Factors taken into account for corporate performance include the Company's returns on shareholders' equity compared to certain targets and to returns for certain peer companies. Factors taken into account for individual performance include underwriting performance, business production, development of the management team and/or strategic steps.


         The 1995 Employee Option Plan and the New Share Plan provide for grants of share options, restricted and performance share awards and, potentially, other share-related rights intended to motivate executives to build shareholder value. The number of options and restricted shares granted to date under these plans (and awards under the Employee Incentive Plan) is based on achievement of return on equity goals and performance relative to peers. For a summary of the performance criteria for grants and awards under the 1995 Employee Option Plan and the New Share Plan, see "III. Approval of Existing Option Plans -- The 1995 Employee Option Plan" and "IV. Approval of the New Share Incentive Plan," respectively in Part One of this Proxy Statement. For a description of the performance criteria for awards under the Employee Incentive Plan, see "III. Executive Compensation" above.

         In fiscal year 1996, Mr. Doyle, the President and Chief Executive Officer of the Company, received a base salary of $421,867 and a cash bonus of $457,000. In determining Mr. Doyle's total compensation for the year, including the cash bonus, the Compensation Committee considered several factors including the compensation paid to chief executive officers of comparable companies, the effort, dedication and commitment applied by Mr. Doyle to successfully positioning the Company as a specialized worldwide catastrophe reinsurer and the Company's financial and operating performance. For fiscal year 1996, Mr. Doyle was awarded options to purchase 108,000 Ordinary Shares, 25% of which will vest on each of October 31, 1997, October 31, 1998, October 31, 1999 and October 31, 2000. For fiscal year 1996, Mr. Doyle was also awarded 27,400 performance shares under the New Share Plan, although this award is conditioned on shareholder approval of such plan. The options granted to Mr. Doyle in November 1995, for fiscal year 1995, and reported in the Summary Compensation Table under "III. Executive Compensation" above were granted, under the 1995 Employee Option Plan, on the basis of the foregoing criteria. The Compensation Committee believes that these options and shares are an important part of Mr. Doyle's long-term compensation in that they provide an incentive to improve shareholder value.

         The Company believes that it is not subject to U.S. taxation and therefore that the provisions of section 162(m) of the Code with respect to its compensation of the Named Executives is not relevant to the Company.


Submitted by the members of the Compensation Committee:

                           Jerry S. Rosenbloom, Chairman
                           J. Markham Green
                           David A. Olsen
                           Michael E. Satz
                           Donald J. Zuk

                   IV. BENEFICIAL OWNERSHIP OF ORDINARY SHARES

         The table below sets forth certain information as of November 21, 1996 (unless otherwise specified) with respect to the beneficial ownership of the Company's Ordinary Shares by each person who is known to the Company to beneficially own more than 5% of the outstanding Ordinary Shares, each person currently serving as a director, each Named Executive and all directors and executive officers as a group.



                                                                        BENEFICIAL OWNERSHIP(1)
                                                                       ------------------------

     NAME AND ADDRESS OF BENEFICIAL OWNER                                NUMBER         PERCENT
     ------------------------------------                                ------         -------
5% BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS:

The Goldman Sachs Group, L.P. ..................................       977,130(2)         3.8
  85 Broad Street
  New York, NY 10004

Johnson & Higgins ..............................................       904,429(3)         3.7
  125 Broad Street
  New York, NY 10004

Alfred Lerner ..................................................             0             *

Steven H. Newman ...............................................        89,788(4)          *

Lawrence S. Doyle ..............................................       111,656(5)          *

Robert L. Nason ................................................        44,872(6)          *

Stephen S. Outerbridge .........................................        54,872(6)          *

William G. Fanning .............................................        29,714(7)          *

Frederick W. Deichmann .........................................        42,597(8)          *

Loay Al-Naqib ..................................................             0             *

J. Markham Green ...............................................         3,389             *

John P. McNulty ................................................         3,000(9)          *

David A. Olsen .................................................         6,000(10)         *

Jerry S. Rosenbloom ............................................         3,000(10)         *

Joseph D. Roxe .................................................         7,668(10)         *

Michael E. Satz ................................................         3,000(10)         *

Donald J. Zuk ..................................................         4,000(11)         *


All Directors and Executive Officers as a group (16 persons)....       410,306           1.65


----------------
 *       Less than 1% of the outstanding shares.


(1) In accordance with the rules of the Commission, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options exercisable by such owner within 60 days after November 21, 1996, but no exercise of outstanding options held by any other person. For the purposes of these calculations, the one million shares purchased by Global Capital Re in July 1996 are treated as if they have ceased to be outstanding (although such shares continue to carry voting, dividend and other rights). For further information about the calculation of beneficial ownership, see the footnotes below. For a discussion of the "Controlled Shares" attributable to certain shareholders for purposes of the Articles, see the introductory section of this Proxy Statement.

(2) Includes 377,209 Ordinary Shares beneficially owned by certain investment limited partnerships, including GS Capital Partners, L.P., or their general or managing general partners which are affiliates of The Goldman Sachs Group, L.P. ("GS Group"). GS Group disclaims beneficial ownership of shares held by such investment partnerships to the extent partnership interests in such partnerships are held by persons other than GS Group and its affiliates. Also includes 596,921 Ordinary Shares beneficially owned by Goldman, Sachs & Co., an affiliate of GS Group. In addition, 3,000 Ordinary Shares are issuable upon the exercise of options held by Mr. McNulty, a general partner of GS Group who holds such options for the benefit of GS Group. Does not include certain shares held in customer accounts managed by affiliates of GS Group or any shares which may be held by Goldman, Sachs & Co. and certain of its affiliates as a result of market-making activities. These excluded shares, together with the shares of GS Group set forth in the table above, represent approximately 8.1% of the Ordinary Shares outstanding as of November 21, 1996. GS Group disclaims beneficial ownership of shares held in such customer accounts.


(3) Consists of Ordinary Shares beneficially owned by Johnson & Higgins (Bermuda) Limited, a subsidiary of Johnson & Higgins. Does not include shares beneficially owned by Messrs. Olsen and Roxe, officers of Johnson & Higgins and directors of the Company.

(4) Includes 42,288 Ordinary Shares issuable upon the exercise of options; does not include 165,324 shares held by Underwriters Reinsurance Company, a subsidiary of Allegheny Corporation.

(5)      Includes 71,656 Ordinary Shares issuable upon the exercise of options.

(6)      Includes 34,872 Ordinary Shares issuable upon the exercise of options.

(7)      Includes 22,397 Ordinary Shares issuable upon the exercise of options.

(8) Includes 22,397 Ordinary Shares issuable upon the exercise of options. Also includes 200 Ordinary Shares held by Mr. Deichmann for the benefit of his children and as to which he disclaims beneficial ownership.


(9) Includes 3,000 Ordinary Shares issuable upon the exercise of options, which are held by Mr. McNulty for the benefit of GS Group. Does not include Ordinary Shares which otherwise may be deemed to be beneficially owned by GS Group. See note (2) above. The general partners of GS Group may be deemed to share beneficial ownership of the shares shown as beneficially owned by GS Group. Mr. McNulty, who is a general partner of GS Group, disclaims beneficial ownership of the shares owned by GS Group and certain of its affiliates. Also does not include a limited number of shares held by a charitable organization.


(10)     Includes 3,000 Ordinary Shares issuable upon the exercise of options.

(11) Includes 3,000 Ordinary Shares issuable upon the exercise of options. Does not include 188,373 shares held by Southern California Physicians Insurance Exchange.

                   V. CERTAIN RELATIONSHIPS AND RELATED PARTY
                                  TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Upon assuming their current positions with the Company, each of the Named Executives and Mr. Newman has given a non-recourse note to the Company, in amounts ranging from $150,000 to $950,000, to finance purchases of Ordinary Shares.

CERTAIN BUSINESS RELATIONSHIPS


         Goldman, Sachs & Co., an affiliate of The Goldman Sachs Group, L.P. ("GS Group"), was a founding sponsor of the Company. Together with certain affiliated investment partnerships and other affiliates, GS Group owned 977,130 Ordinary Shares as of November 21, 1996 (on the basis described above in "IV. Beneficial Ownership of Ordinary Shares"). One of the Company's directors is a limited partner of GS Group and another is a general partner of GS Group.


         Goldman, Sachs & Co. acted as financial adviser and placement agent for the Company in connection with the Company's organization and initial share placement in 1993, for which they received fees totaling approximately $6.9 million and reimbursement of certain expenses. In addition. as partial consideration for those services. the Company granted to Goldman, Sachs & Co. and certain affiliated investment partnerships warrants to purchase 2,317,640 Ordinary Shares, all of which had an exercise price of $11.00 per share, or $25.5 million in the aggregate. These entities exercised their warrants in full immediately prior to the closing for the Company's initial public offering in December 1995 and sold a total of 1,450,151 Ordinary Shares in that offering. These entities sold an additional 883,646 shares in a public offering in July 1996. Goldman, Sachs & Co. acted as lead manager of the underwriters in both public offerings, in which the underwriters received aggregate underwriting discounts of approximately $9.1 million and $5.8 million, respectively, from the selling shareholders in such offerings. The Company has agreed to indemnify Goldman, Sachs & Co. and their affiliates against certain liabilities in connection with the organization of the Company and the public offerings.

         GSAMI, an affiliate of Goldman, Sachs & Co., performs asset management services for Global Capital Re pursuant to an investment advisory agreement. This agreement provides for an annual fee based on the value of Global Capital Re's investment portfolio and may be terminated by either party upon 30 days' notice. In addition, this agreement provides that GSAMI may effect portfolio transactions for Global Capital Re with or through GSAMI or any of its affiliates, acting as agent or as principal, and in each such case GSAMI or such affiliate may earn commissions in addition to the advisory fees under the agreement. GSAMI may also invest a portion of the portfolio in funds managed by affiliates of Goldman, Sachs & Co. Pursuant to this agreement, the Company paid advisory fees and brokerage commissions to GSAMI and its affiliates totaling $497,000, $559,000 and $674,000 during fiscal years 1994, 1995 and 1996, respectively.

         Goldman, Sachs & Co. and its affiliates have provided, and currently provide, other investment banking services to GCR from time to time for which they have received or will receive customary fees.

         Goldman, Sachs & Co. has entered into an undertaking and indemnification agreement with the Company pursuant to which it has agreed, in general, that if any Goldman Sachs Person becomes a United States 25% Shareholder (in compliance with certain provisions of the Articles), no Goldman Sachs Person would be a United States 25% Shareholder for a period of 29 consecutive days or more at any time or for a period of 29 days or more during any single calendar quarter and no Goldman Sachs Person would exceed a 29% ownership threshold at any time. (Capitalized terms used in this paragraph are defined in the Articles.)

         Johnson & Higgins was a founding sponsor of the Company. Through an affiliate, Johnson & Higgins beneficially owns 904,429 Ordinary Shares (on the basis described above in "IV. Beneficial Ownership of Ordinary Shares"). Two of the Company's directors are officers of Johnson & Higgins.

         Johnson & Higgins provided reinsurance advice in connection with the organization of the Company in 1993 and, in consideration therefore, the Company granted to Johnson & Higgins affiliates warrants to purchase 986,015 Ordinary Shares at an exercise price of $11.00 per share, or $10.8 million in the aggregate. These affiliates exercised these warrants in full immediately prior to the closing of the Company's initial public offering in December 1995 and sold a total of 327,659 Ordinary Shares in that offering. A Johnson & Higgins affiliate also sold 739,989 shares in the July 1996 public offering. The Company reimbursed Johnson & Higgins for certain expenses relating to the organization of the Company.


         On November 19, 1996, the Company announced the formation of a joint venture between Global Capital Re and Capital Re Corporation. The joint venture company, Capital Global Underwriters Limited, will be a Bermuda-domiciled reinsurance company specializing in financial reinsurance, including financial guaranty, mortgage guaranty and finite risk reinsurance. The joint venture will have up to $50 million of committed capital and is expected to begin operations by year end 1996. The Company has committed to provide $10 million in cash and a $15 million letter of credit to the venture. The Company will hold most of the voting shares of the joint venture company. Global Capital Underwriters Limited will be managed by an affiliate of Capital Re which will receive reimbursement of expenses and an annual commission based on the profit of the venture. Michael
E. Satz, the Chairman, President and Chief Executive Officer of Capital Re, is a director of the Company.


         Underwriters Reinsurance Company holds 165,324 Ordinary Shares, which it purchased in the Company's initial share placement in 1993 at the offering price of $20.00 per share. Steven H. Newman, the Chairman of Underwriters Reinsurance Company, a subsidiary of Alleghany Corporation, is the non-executive Chairman of the Board of Directors of the Company and holds 47,500 Ordinary Shares and options to purchase 70,480 additional Ordinary Shares. Underwriters Reinsurance Company is engaged in the reinsurance business, including the writing of property catastrophe reinsurance.

         Donald J. Zuk, a member of the Board, is also President and Chief Executive Officer of the Southern California Physicians Insurance Exchange, which holds 113,000 Ordinary Shares. Mr. Zuk holds 1,000 Ordinary Shares and options to purchase 3,000 additional Ordinary Shares.

REGISTRATION RIGHTS

         In connection with its initial public offering in December 1995, the Company agreed to provide Goldman, Sachs & Co. and Johnson & Higgins (each, a "Rightholder") with registration rights for Ordinary Shares held by them and certain of their affiliates (collectively, a "Holder Group"). Under this agreement, each Rightholder has the right to require the Company, on one occasion, to register Ordinary Shares (not previously registered or sold into the public market) under the Securities Act for sale into the public market, in an underwritten offering, block trades from time to time or otherwise, and the other Holder Group not making the demand will have the right to participate in such registration on a second-priority basis. The Company generally may include other Ordinary Shares in any such demand registration, on a third-priority basis subject to a customary underwriter's reduction. The total aggregate public offering price of shares registered pursuant to any such demand must equal or exceed $10 million. In addition, if the Company proposes to file a registration statement covering Ordinary Shares at any time, each Rightholder will have the right to include Ordinary Shares held by its Holder Group in the registration, in each case on a first-priority basis with any other shareholders and on a second-priority basis with the Company, pro rata according to the relevant respective holdings and subject to a customary underwriter's reduction. The Company has agreed to indemnify each Rightholder and certain of its affiliates in respect of certain liabilities, including civil liabilities under the Securities Act, and to pay certain expenses relating to such registrations. Each Rightholder's rights under the agreement terminate when its Holder Group ceases to hold at least 50% (in the case of the demand rights) or 25% (in the case of joining rights) of the unregistered Ordinary Shares held by it immediately after the Company's initial public offering (subject to certain adjustments). The Company has also agreed to maintain a registration statement covering sales that may be effected by Goldman, Sachs & Co. from time to time in connection with market-making transactions.


                    VI. SHAREHOLDER PROPOSALS FOR FISCAL 1997
                             ANNUAL GENERAL MEETING

         Proposals intended for inclusion in next year's proxy statement should be sent to the Company at its principal executive offices at Sofia House, 48 Church Street, Hamilton HM 12, Bermuda and must be received by July 29, 1997.


         Any shareholder entitled to vote at a general meeting called by the Board of Directors for the election of directors may nominate persons for election as directors if written notice of such intent is delivered or mailed, postage prepaid, and received by the Secretary at the principal executive offices of the Company not later than (i) if the amendments to the Articles proposed in the Sixth Resolution are approved by shareholders, the 120th day prior to the anniversary of the day on which notice of the immediately preceding annual general meeting was first sent or given to shareholders (or not later than such day and time as the directors may authorize in order to comply with applicable law) (i.e., not later than July 29, 1997) or (ii) if such amendments are not so approved, sixty (60) days prior to the anniversary date of the immediately preceding annual general meeting (i.e., not later than October 20, 1997). Each such notice by a member shall describe the nomination in sufficient detail for a nomination to be summarized on the agenda for the meeting and shall set forth (a) the name and address, as it appears on the books of the Company, of the member who intends to make the nomination, (b) a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination and (c) the class and number of shares of the Company which are beneficially owned by the member. In addition, the notice shall set forth: (d) the name and address of any person to be nominated, (e) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member and (f) such other information regarding such nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such regulation, including the proposed nominee's written consent to serve if elected. The Chairman of the annual general meeting shall, if the facts warrant, refuse to authorize a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting shall not be considered.



                               VII. OTHER MATTERS

         The Company will bear the cost of this solicitation of Proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company without receiving additional compensation. In addition, the Company has retained Georgeson & Company, Inc. to assist in the solicitation of Proxies for a fee of approximately $10,000 plus reasonable out-or-pocket expenses and disbursements of that firm. Upon request, the Company will also reimburse brokers and others holding shares in their names, or in the names of nominees, for forwarding proxy materials to their principals.

         THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES INCORPORATED THEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS) FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996. A COPY OF SUCH REPORT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT SOFIA HOUSE, 3RD FLOOR, 48 CHURCH STREET, HAMILTON, HM 12, BERMUDA, ATTENTION FREDERICK W. DEICHMANN, SECRETARY. Each such request must include a representation that, as of November 21, 1996, the person making the request was a beneficial owner of Ordinary Shares entitled to vote. As permitted by the Commission's rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide with such report a list of such exhibits and information about its charges for providing them.

                                         As ordered,


                                         Frederick W. Deichmann
                                               Secretary

                                                                         ANNEX A


         The following Resolutions will be proposed for adoption by shareholders at the Fiscal 1996 Annual General Meeting:

FIRST RESOLUTION:

In respect of the following nominees, the following resolution shall be proposed as separate resolutions (a) through (j), respectively, each to be voted upon separately. BE IT RESOLVED, that [each person named below] is hereby elected to serve as a member of the Board of Directors (the "Board") of GCR Holdings Limited (the "Company"), to hold such office from the conclusion of this annual general meeting until the conclusion of the next annual general meeting of the Company's shareholders (or until such other time as his term of office may end as provided in the Company's Amended and Restated Articles of Association):

                                (a)     Steven H. Newman
                                (b)     Loay Al-Naqib
                                (c)     Lawrence S. Doyle
                                (d)     J. Markham Green
                                (e)     John P. McNulty
                                (f)     David A. Olsen
                                (g)     Jerry S. Rosenbloom
                                (h)     Joseph D. Roxe
                                (i)     Michael E. Satz
                                (j)     Donald J. Zuk


SECOND RESOLUTION:

BE IT RESOLVED, that the appointment of Arthur Andersen & Co. to serve as the Company's independent auditors for the financial year ending September 30, 1997 is hereby approved, ratified and confirmed in all respects.


THIRD RESOLUTION:

BE IT RESOLVED, that the Amended and Restated Non-Employee Directors Share Option Plan and the Amended and Restated 1995 Share Option Plan of the Company, each in the form presented to this Annual General Meeting (as initialed as such by the Chairman of the Meeting), are hereby approved, ratified and confirmed in all respects.

FOURTH RESOLUTION:

BE IT RESOLVED, that the 1996 Share Incentive Plan of the Company, in the form presented to this Annual General Meeting (as initialed as such by the Chairman of the Meeting), is hereby approved, ratified and confirmed in all respects.


FIFTH RESOLUTION:

BE IT RESOLVED, that the Company is hereby authorized to purchase from its wholly owned subsidiary, Global Capital Reinsurance Limited, one million Ordinary Shares of the Company currently held by such subsidiary, within 90 days after this Annual General Meeting and at a purchase price of $20.92 per share.


SIXTH RESOLUTION:

BE IT RESOLVED, as a Special Resolution, that the Company's Amended and Restated Articles of Association are hereby further amended and restated to read in their entirety as set forth in the form presented to this Annual General Meeting (as initialed as such by the Chairman of the Meeting).

                                                                         ANNEX B


         Set forth below are the provisions of the Articles proposed to be amended, in each case as currently in effect and as they are proposed to read after amendment.

                                 FIRST SENTENCE OF ARTICLE 23(a)
                         (regarding the timing of annual general meetings)

Current Provision        "The Company shall in each year of its existence
                         (beginning in 1996) hold an annual general meeting and may at any time hold an extraordinary general meeting, and in each case shall specify the meeting as such in the notices calling it."

Proposed Provision       "The Company shall hold an annual general meeting not
                         later than the 123rd day after the end of each financial year of the Company (with the first such meeting after 1996 to be held not later than January
                         31, 1998 and PROVIDED that, if the financial year is changed at any time, the first such meeting held after the end of the first changed financial year may be held at any time up to one year and 180 days after the last preceding annual general meeting) and may at any time hold an extraordinary general meeting, and in each case shall specify the meeting as such in the notices calling it."

                                 SECOND SENTENCE OF ARTICLE 29
                         (regarding shareholder nominations for directors)

Current Provision        "A Member may nominate persons for election as
                         Directors only at a general meeting of Members duly called by the Directors for the election of Directors.
                         In any such case, written notice of such Member's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company in Bermuda or at such other place as the Directors may from time to time designate as the principal executive offices of the Company not later than (i) with respect to such an annual general meeting, sixty (60) days prior to the anniversary date of the immediately preceding annual general meeting, and (ii) with respect to such an extraordinary general meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to Members."

Proposed Provision       "[No change in first sentence of Article 29.] In any
                         such case, written notice of such Member's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company in Bermuda or at such other place as the Directors may from time to time designate as the principal executive offices of the Company not later than (i) with respect to such an annual general meeting, the close of business on the 120th day prior to the anniversary of the day on which notice of the immediately preceding annual general meeting was first sent or given to Members, and (ii) with respect to such an extraordinary general meeting, the close of business on the tenth
                         (10th) day following the date on which notice of such meeting is first sent or given to Members (or, in either case (i) or (ii), not later than such day and time as the Directors may authorize in order to comply with applicable law)."

                         THIRD AND FOURTH SENTENCES OF ARTICLE 52(a)
                           (regarding directors' terms of office)

Current Provisions       "The Directors shall be subject to election at each
                         annual general meeting of the shareholders, and the term of each director shall be one year (subject to the first sentence of Article 52(b)). Successors to Directors shall be elected for one-year terms."

Proposed Provisions      "The Directors (including Directors elected or
                         appointed to fill new directorships or other vacancies pursuant to Article 52(b) or (c)) shall be subject to election at each annual general meeting of the shareholders, and the term of each Director shall last until the conclusion of the next annual general meeting of shareholders held after his or her election or appointment (subject to the first sentence of Article
                         52(b)). [Fourth sentence of Article 52(a) deleted.]"

                         FIRST AND THIRD SENTENCES OF ARTICLE 52(b)
                           (regarding directors' terms of office)

Current Provisions       "A Director shall hold office until the conclusion of
                         the annual general meeting for the year in which his or her term expires and until his or her successor shall be elected or appointed and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director (unless the vacancy is filled by the Members pursuant to Article 52(c)). Any
                         Director elected by one or more Directors to fill a newly created directorship or other vacancy shall hold office until the next succeeding annual general meeting of Members and until his or her successor shall have been elected or appointed and qualified."

Proposed Provisions      "A Director (including a Director elected or appointed
                         to fill a new directorship or other vacancy pursuant to
                         Article 52(b) or (c)) shall hold office until the conclusion of the annual general meeting at which his or her term expires and until his or her successor shall be elected or appointed and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. [No changes in second sentence of Article 52(b); third sentence of
                         Article 52(b) deleted.]"

For your information, Article 52(c) referred to above is set forth below; no change in this Article is proposed.

Current Provisions       "One or more or all of the Directors of the Company may
                         be removed only by ordinary resolution of the Members, but only for wilful neglect or default. The Members shall have the power to appoint another person in place of such a removed Director, and in default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.
                         In the case of any other vacant directorship, the Members may elect a Director to fill such vacancy, but only if the Directors first convene a general meeting for such purpose."

                                                            [FORM OF PROXY CARD]



                              GCR HOLDINGS LIMITED

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON DECEMBER 19, 1996


         The undersigned holder of Ordinary Shares of GCR Holdings Limited (the "Company") acknowledges receipt of the accompanying Proxy Statement and Notice of Annual General Meeting of Shareholders, dated the date hereof, and hereby constitutes and appoints Sally L. Browne, Roderick L. Gray and Stephen S. Outerbridge, or any of them acting singly in the absence of the others, the true and lawful proxy or proxies for and in the name of the undersigned to vote the entire number of Ordinary Shares that the undersigned is entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08 Bermuda on Thursday, December 19, 1996 at 9:30 A.M., local time, and at all adjournments thereof, for and on behalf of the undersigned on the resolutions set forth on the reverse hereof. The undersigned further appoints the aforementioned proxy or proxies to vote on all other matters arising at the meeting or any adjournment thereof as they in their discretion see fit.

         PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE BUT NO LATER THAN THE CLOSE OF BUSINESS ON DECEMBER 18, 1996, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE PROXY STATEMENT.

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL THE RESOLUTIONS SET FORTH ON THE REVERSE HEREOF.


         EXCEPT FOR GOLDMAN SACHS & CO. AND ITS AFFILIATES, BY SUBMITTING THIS PROXY, YOU WILL BE DEEMED TO HAVE CONFIRMED THAT, TO YOUR KNOWLEDGE, YOU ARE NOT, AND ARE NOT ACTING ON BEHALF OF, A UNITED STATES 10% SHAREHOLDER (AS DESCRIBED IN THE PROXY STATEMENT).


(Continued and to be dated and signed on the reverse side.)


                           GCR HOLDINGS LIMITED

   Nominees:  Steven H. Newman, Loay Al-Naqib, Lawrence S. Doyle,
   J. Markham Green, John P. McNulty, David A. Olsen,
   Jerry S. Rosenbloom, Joseph D. Roxe, Michael E. Satz and
   Donald J. Zuk.


1.       Election of Directors FOR / / WITHHELD / /
         For, except vote withheld from the following nominee(s)
                                                                 ---------------

         To withhold authority to vote for any individual nominee, mark the "FOR" box and write that nominee's name in the space provided; by doing so, you will be deemed to have given authority to vote for all nominees not so named.


2. That the appointment of Arthur Andersen & Co. to serve as the Company's independent auditors for the financial year ending September 30, 1997 is hereby approved, ratified and confirmed in all respects.

         FOR  / /         AGAINST  / /         ABSTAIN  / /

3. That the Amended and Restated Non-Employee Directors Share Option Plan and the Amended and Restated 1995 Share Option Plan of the Company, each in the form presented to this Annual General Meeting (as initialed as such by the Chairman of the Meeting), are hereby approved, ratified and confirmed in all respects.

         FOR  / /         AGAINST  / /         ABSTAIN  / /

4. That the 1996 Share Incentive Plan of the Company, in the form presented to this Annual General Meeting (as initialed as such by the Chairman of the Meeting), is hereby approved, ratified and confirmed in all respects.

         FOR  / /         AGAINST  / /         ABSTAIN  / /

5. That the Company is hereby authorized to purchase from its wholly owned subsidiary, Global Capital Reinsurance Limited, one million Ordinary Shares of the Company currently held by such subsidiary, within 90 days after this Annual General Meeting and at a purchase price of $20.92 per share.

         FOR  / /         AGAINST  / /         ABSTAIN  / /

6. (As a Special Resolution) That the Company's Amended and Restated Articles of Association are hereby further amended and restated to read in their entirety as set forth in the form presented to this Annual General Meeting (as initialed as such by the Chairman of the Meeting).

         FOR  / /         AGAINST  / /         ABSTAIN  / /

And to transact such other business as may properly come before the meeting and at all adjournments thereof.



SIGNATURE(S)_______________________________

DATE_______________________________________


Please sign EXACTLY as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, administrator, trustee, guardian, or corporate officer, please give full title as such.


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Votes MUST be Indicated (x) in Black or Blue Ink.

         [FOR SUBMISSION TO SECURITIES AND EXCHANGE COMMISSION ONLY]




                                  APPENDICES





APPENDIX NO.                                DESCRIPTION

         A            Amended and Restated Non-Employee Directors Share Option
                      Plan

         B            Amended and Restated 1995 Share Option Plan

         C            1996 Share Incentive Plan


         D            Form of Performance Share Award Agreement

                                 APPENDIX NO. A

                   AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS

                                SHARE OPTION PLAN

                              GCR HOLDINGS LIMITED

                              AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTORS SHARE OPTION PLAN

1.       Establishment.

                  GCR Holdings Limited (the "Company") hereby adopts the GCR Holdings Limited Non-Employee Directors Share Option Plan, the purposes of which are to attract and retain individuals who are not employees of the Company as members of the Company's Board of Directors, by encouraging them to acquire a proprietary interest in the Company, and to provide them with an ownership interest in the Company which is parallel to that of the shareholders of the Company.

2.       Definitions.

                  The following terms shall have the respective meanings assigned to them as used herein:

                  (a) "Appraised Value" shall mean (1) the result of dividing
         (A) the shareholders' equity attributable to the Company's Ordinary Shares on a fully diluted basis, as determined by the latest audited consolidated financial statement of the Company, by (B) the total number of the Company's Ordinary Shares on a fully diluted basis, or
         (2) the public market value of one Ordinary Share, if the Company's Ordinary Shares are publicly traded, which shall be equal to (i) the average of the closing prices of an Ordinary Share on the principal securities exchange on which the Ordinary

         Shares are listed or, if not so listed, as traded in the NASDAQ National Market, if traded therein, on each of the ten consecutive trading days prior to the date of determination, or (ii) if the Ordinary Shares are not so listed or traded, the average of the bid and asked prices of an Ordinary Share as otherwise quoted on the NASDAQ system or any successor system in use on the most recent date prior to the date of determination on which such quoted prices exist.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or its subsidiaries.

                  (d) "Option" shall mean an option to purchase Ordinary Shares granted under the Plan.

                  (e) "Ordinary Shares" shall mean the Company's ordinary redeemable shares of U.S. $0.10 per share.

                  (f) "Participant" shall mean a Non-Employee Director who has been granted an Option.

                  (g) "Plan" shall mean this GCR Holdings Limited Non-Employee Directors Share Option Plan.

3.       Plan Administration.

                  3.1. Authority. The Plan shall be administered by the Board (unless the Board appoints a committee thereof to administer the Plan, in which case the Plan may be administered by such committee and references herein to the "Board" shall be deemed to mean such Committee unless the context otherwise requires) which shall have full power and authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan.

                  3.2. Decisions are Final and Conclusive. The determination of the Board (or the applicable committee thereof) as to any question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders and persons having any interest in the Options.

4.       Eligibility.

                  All Non-Employee Directors are eligible for the grant of Options, other than the Chairman of the Board.

5.       Shares Subject to the Plan.

                  5.1. Number. The aggregate number of Ordinary Shares, which shall be authorized but unissued Ordinary Shares, that may be subject to Options granted, and may be granted as restricted Ordinary Shares under this Plan shall not exceed 20,000 (which shall be adjusted to 100,000 to give effect to the five-for-one split of the Ordinary Shares to be effected by way of a share dividend (the "Share Split") immediately prior to and in connection with the Company's initial public offering; such adjustment shall occur automatically, without further action, upon effectiveness of the share split). The number of Ordinary Shares subject to each Option granted hereunder prior to the effectiveness of the Share Split, and the exercise price thereof, shall automatically, upon such effectiveness, without any further action and in lieu of any adjustment that otherwise would be required under Section 5.2 below, be adjusted by multiplying the number of shares by five and dividing the exercise price by five.

                  5.2. Adjustment in Capitalization. If there is any change in the number or nature of outstanding shares of the Company's capital stock by reason of a share dividend, recapitalization, merger, consolidation, scheme of arrangement, share split, combination or exchange, share repurchase or otherwise, or if there is any non-cash distribution in respect of any such shares, which in any case has a dilutive or anti-dilutive effect on the Ordinary Shares, the number of Ordinary Shares subject to each outstanding Option, the exercise price thereof and/or other terms thereof shall be appropriately adjusted by the Board, and appropriate adjustment shall be made by the Board in respect of all unvested restricted Ordinary Shares granted to the Option holder pursuant to Section 8 below and then held by him, so as to restore the Option holder to his rights thereunder and hereunder.


6.       Terms and Conditions of Options.

                  6.1. Grant of Options. Each eligible Non-Employee Director on the effective date of the Plan is hereby granted as of such date an Option to purchase 600 Ordinary Shares (which shall be adjusted to 3,000 Ordinary Shares automatically as aforesaid upon effectiveness of the Share Split). Each person who is an eligible Non-Employee Director on the first business day after each annual general meeting of the Company's shareholders shall automatically be granted as of such day an Option to purchase 300 Ordinary Shares (which shall be adjusted to 1,500 Ordinary Shares automatically as aforesaid upon effectiveness of the Share Split).

                  6.2. Exercise Price. The exercise price for each Option shall be equal to the Appraised Value of an Ordinary Share on the date of grant.

                  6.3. Vesting. All Options granted under the Plan shall be fully vested and exercisable on the date of grant.

                  6.4. Option Agreement. Each Option granted under the Plan shall be evidenced by a written share option agreement setting forth the terms under which the Option is granted.

                  6.5. Term of Options. All rights to exercise an Option shall expire ten years from the date on which such Option is granted.

                  6.6. Nontransferability. No Option, and no unvested restricted Ordinary Share issued pursuant to the Plan, shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Each Participant shall become a party to the Company's Amended and Restated Shareholder's Agreement, which is to become effective immediately prior to the closing for the Company's proposed initial public offering, by executing and delivering to the Company such documentation as the Company may reasonably request (which may subject the Options and securities acquired pursuant thereto to the transfer restrictions set forth in such agreement) promptly after such agreement becomes effective.

                  6.7. Other Terms and Conditions. Options may contain such other terms, conditions and restrictions, which shall not be inconsistent with the provisions of the Plan, as the Board shall deem appropriate.

7.       Exercise of Options.

                  7.1. Written Notice. A Participant who wishes to exercise an Option, or a portion of an Option, shall give written notice thereof to the Company. The date the Company receives such notice shall be considered as the date such Option was exercised as to the Ordinary Shares specified in such notice.

                  7.2. Payment. A Participant who exercises an Option shall pay to the Company at the date of exercise and prior to the delivery of the Ordinary Shares for which the Option is being exercised the aggregate exercise price of all Ordinary Shares pursuant to such exercise of the Option. All payments shall be made by check payable to the order of the Company.

                  7.3. No Privileges of Shareholder. A Participant shall not have any of the rights or privileges of a shareholder of the Company with respect to the Ordinary Shares subject to an Option (or any unvested restricted Ordinary Shares) unless and until such Ordinary Shares have been issued and (if applicable) vested and have been duly registered in the Participant's name.

                  7.4. Termination of Service. Upon the termination of the service of the Participant as a member of the Board for any reason, the Participant shall have the right to exercise any outstanding Options until the end of their terms as provided in Section 6.5. Notwithstanding the foregoing, in the event of the Participant's death, his legal representative shall have twelve months from the date of the Participant's death to exercise any Options, but in no event may any such Option be exercisable after the term thereof as provided in Section 6.5.

8.       Restricted Share Grants.

                  8.1. Grant of Restricted Ordinary Shares. A Participant who is granted an Option under the Plan shall also (but without duplication of any adjustment made pursuant to Section 5.2 above) be granted restricted Ordinary Shares with respect to an amount (the "Applicable Dividend Amount") that is equal to 30% of the sum of (A) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before the exercise of the Option that would have been paid or payable to the Participant in respect of the Ordinary Shares which are subject to the Option had they been held by the Participant at such time and (B) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before any restricted Ordinary Shares granted pursuant to clause (A) above become vested and that would have been paid or payable to the Participant in respect to such unvested restricted shares had they been vested at such time. The number of restricted Ordinary Shares to be granted to a Participant each time a dividend is paid shall be equal to the Applicable Dividend Amount for such Participant divided by the Appraised Value of one Ordinary Share on the date the dividend is paid. In addition, the Participant may be required to enter into a written agreement with respect to such restricted Ordinary Shares containing such terms as the Board deems appropriate.

                  8.2. Vesting. Twenty-five percent (25%) of the restricted Ordinary Shares granted under the Plan shall vest on each of the next four anniversaries of the date of grant of the restricted Ordinary Shares if the Participant is then a member of the Board. Such restricted Ordinary Shares shall be forfeited to the extent not vested upon the termination of the Participant's service as a member of the Board for any reason.

                  In addition, all restricted Ordinary Shares shall vest immediately in the event of a "Change of Control", which shall be deemed to occur if (i) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the

Company's then outstanding securities ("Voting Securities"); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than a merger, consolidation, reorganization or scheme of arrangement which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme of arrangement; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

9.       Duration.

                  This Plan shall remain in effect for a period of five years after the effective date of the Plan, unless sooner terminated by the Board. Options theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

10. Amendment.

                  The Board may amend the Plan from time to time, provided that no amendment which increases the aggregate number of Ordinary Shares that may be issued under the Plan may be made without the approval of the Company's shareholders, and provided further that the provisions of Sections 4, 6.1, 6.2,
6.3 and 6.5 of this Plan may not be amended more than once every six months, other than to comport with changes in the U.S. Internal Revenue Code or the rules thereunder.

11. Government Regulations.

                  This Plan, the grant and exercise of Options hereunder, the obligation of the Company to sell and deliver Ordinary Shares pursuant to such Options and the grant of restricted Ordinary Shares shall be subject to all applicable laws, rules and regulations, and to any required approvals by any governmental agencies.

12.      Effective Date.

                  The Plan was originally effective as of November 16, 1995. This amendment and restatement of the Plan is effective as of April 18, 1996.

                                 APPENDIX NO. B

                   AMENDED AND RESTATED 1995 SHARE OPTION PLAN

                              GCR HOLDINGS LIMITED

                   AMENDED AND RESTATED 1995 SHARE OPTION PLAN

1.       Establishment.

                  GCR Holdings Limited (the "Company") hereby adopts this GCR Holdings Limited 1995 Share Option Plan, the purpose of which is to enable the Company and its subsidiaries to provide certain key employees with an additional incentive to contribute to the success of the Company by giving them an opportunity to acquire a proprietary interest in the Company.

2.       Definitions.

                  The following terms shall have the respective meanings assigned to them as used herein:

                  (a) "Appraised Value" shall mean (1) the result of dividing
         (A) the shareholders' equity attributable to the Company's Ordinary Shares on a fully diluted basis, as determined by the latest audited consolidated financial statement of the Company, by (B) the total number of the Company's Ordinary Shares on a fully diluted basis, or
         (2) the public market value of one Ordinary Share, if the Company's Ordinary Shares are publicly traded, which shall be equal to (i) the closing price of an Ordinary Share on the principal securities exchange on which the Ordinary Shares are listed or, if not so listed, as traded in the NASDAQ National Market, if traded therein, on the date of determination, or

         (ii) if the Ordinary Shares are not so listed or traded, the average of the bid and asked prices of an Ordinary Share as otherwise quoted on the NASDAQ system or any successor system in use on the most recent date prior to the date of determination on which such quoted prices exist.

                  (b)  "Board" shall mean the Board of Directors of the Company.

                  (c) "Cause" shall mean the willful and continued failure of a Participant to substantially perform his duties as an employee of the Company or its subsidiaries; gross misconduct, material dishonesty or fraud by a Participant in connection with the business of the Company and its subsidiaries; the habitual abuse of any substance (such as narcotics or alcohol) by a Participant; or the conviction for, or pleading guilty or nolo contendere to, an act constituting a felony.

                  (d) "Committee" shall mean the Compensation Committee of the Board.

                  (e) "Disability" shall mean the inability of a Participant, for reasons of health, to carry out the functions of his duties for the Company or its subsidiaries for a total of six months during any twelve-month period.

                  (f) "Good Reason" shall mean a substantial reduction in a Participant's salary, the demotion of a

         Participant, or a material reduction in the Participant's duties.

                  (g) "Option" shall mean an option to purchase Ordinary Shares granted under the Plan.

                  (h) "Ordinary Shares" shall mean the Company's ordinary redeemable shares of U.S. $0.10 per share.

                  (i) "Participant" shall mean an employee of the Company or its subsidiaries who has been granted an Option.

                  (j) "Plan" shall mean this GCR Holdings Limited 1995 Share Option Plan.

                  (k) "Retirement" shall mean retirement from employment with the Company and its subsidiaries upon attaining age 65, or such earlier age agreed to by the Committee.

                  (l) "Return on Equity" shall mean the result, expressed as a percentage, of dividing (1) consolidated net income of the Company for a fiscal year, as determined in accordance with U.S. generally accepted accounting principles, after taxes, by (2) the average of shareholders' equity attributable to the Company's Ordinary Shares on a fully diluted basis at year-end for each of the two most recently ended fiscal years, as determined by reference to the two most recent year-end audited consolidated financial statements of the Company. The Committee, in its discretion, may adjust

         Return on Equity for a fiscal year for purposes of the Plan to exclude unusual or non-recurring items of income and expense.

3.       Plan Administration.

                  3.1. Authority. The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options to be issued under the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan.

                  The Committee shall determine the time or times at which Options shall be granted, the number of Options to be granted to each Participant, the duration of each of the Options and the time or times within which (during the term of such Options) all or a portion of each of the Options may be exercised.

                  3.2. Decisions are Final and Conclusive. The determination of the Committee as to any question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders and persons having any interest in the Options.

4.       Eligibility.

                  All key employees of the Company and its subsidiaries are eligible for the grant of options by the Committee.

5.       Shares Subject to the Plan.

                  5.1. Number. The aggregate number of Ordinary Shares, which shall be authorized but unissued Ordinary Shares, that may be subject to Options and that may be granted under the Plan as restricted Ordinary Shares shall not exceed in the aggregate 300,000 (which shall be adjusted to 1,500,000 to give effect to the five-for-one split of Ordinary Shares to be implemented by way of a share dividend, to be effected immediately prior to and in connection with the Company's initial public offering; such adjustment shall occur automatically, without further action, upon effectiveness of such split).

                  5.2. Adjustment in Capitalization. If there is any change in the number or nature of outstanding shares of the Company's capital stock by reason of a share dividend, recapitalization, merger, consolidation, scheme of arrangement, share split, combination or exchange, share repurchase or otherwise, or if there is any non-cash distribution in respect of any such shares, which in any such case has a dilutive or anti-dilutive effect on the Ordinary Shares, the number of Ordinary Shares subject to each outstanding Option, the exercise price thereof and/or other terms thereof shall be appropriately adjusted by the Committee, and appropriate adjustment shall be made by the Committee in respect of all unvested restricted Ordinary Shares granted to the Option holder pursuant to the next paragraph and then held by him, so as to restore the Option holder to his rights thereunder and hereunder, provided that with respect to any such Option that was granted pursuant to Section 6.1 as an incentive stock option, the Committee may in its discretion not make the foregoing adjustments to the extent that the treatment of such Option as an incentive stock option under Section 422 of the U.S. Internal Revenue Code would be impaired thereby.

                  A Participant who is granted an Option under the Plan shall also (but without duplication of any adjustment made pursuant to the preceding paragraph) be granted restricted Ordinary Shares with respect to an amount (the "Applicable Dividend Amount") that is equal to 30% of the sum of (A) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before the exercise of the Option that would have been paid or payable to the Participant in respect of the Ordinary Shares which are the subject of the Option had they been held by the Participant at such time and
(B) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before any restricted Ordinary Shares granted pursuant to clause (A) above become vested and that would have been paid or payable to the Participant in respect of such unvested restricted Ordinary Shares had they been vested at such time. The number of restricted Ordinary Shares to be granted to a Participant each time a dividend is paid shall be equal to the Applicable Dividend Amount for such Participant divided by the Appraised Value of one Ordinary Share on the date the dividend is paid, as determined by the Committee. Such restricted Ordinary Shares shall be subject to the same vesting rules under Section 6.3 as the Option pursuant to which it is related (based on the date of issuance of the restricted Ordinary Shares) and shall be forfeited to the extent not vested upon the termination, for whatever reason, of the Participant's employment with the Company and its subsidiaries. In addition, the Participant may be required to enter into a written agreement with respect to such restricted Ordinary Shares containing such terms as the Committee deems appropriate, including the covenants referred to in Section 6.4.

6. Terms and Conditions of Options.

                  6.1. Grant of Options. The Committee shall determine from time to time the key employees of the Company and its subsidiaries who shall be granted Options (either incentive stock options, within the meaning of Section 422 of the United States Internal Revenue Code, or non-statutory options) and the number of Ordinary Shares which shall be subject to each Option. In no event will the total number of Ordinary Shares which may be subject to Options granted under the Plan in any fiscal year of the Company exceed a percentage (hereinafter referred to as the "Maximum Yearly Percentage") of the aggregate number of Ordinary Shares specified in Section 5.1 determined by a combination of short-term and long-term Company performance.

                  Short-term Company performance will determine one-third of the Maximum Yearly Percentage and will be based on Return on Equity for the fiscal year for which the Options are granted. Long-term Company performance will determine two-thirds of the Maximum Yearly Percentage and will be based on the average Return on Equity for such fiscal year and the two immediately preceding fiscal years; provided, however, that for the fiscal year ended September 31, 1995 long-term performance will be based on the average Return on Equity for such fiscal year and the preceding fiscal year.

                  Set forth below is the determination of the Maximum Yearly Percentage based on short-term and long-term Company performance for the applicable Return on Equity. The total Maximum Yearly Percentage is equal to the sum of the applicable percentages as determined below.

                                                    Maximum Yearly Percentage
                                                            Based on
                                                Short-Term                     Long-Term
        Return on Equity                        Performance                   Performance
        ----------------                        -----------                   -----------
            Below 8%                                  0                             0
            9% - 12%                                2.0                           4.0
           13% - 16%                                4.0                           8.0
           17% - 20%                                6.0                          12.0
           21% - 24%                                8.0                          16.0
         25% and above                             10.0                          20.0

                  6.2. Exercise Price. Except as provided in Section 5.2, the exercise price for each Option shall be equal to the Appraised Value of an Ordinary Share on the date of grant as determined by the Committee.

                  6.3. Vesting. Unless determined otherwise by the Committee, twenty-five percent (25%) of the Options granted under the Plan shall vest and become exercisable on each of the next four anniversaries of the date of grant of the Options.

                  In addition, all Options shall vest immediately and become exercisable in the event of a "Change of Control", which shall be deemed to occur if (i) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than a merger, consolidation, reorganization or scheme of arrangement which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme of arrangement; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  6.4. Option Agreement. Each Option granted under the Plan shall be evidenced by a written share option agreement setting forth the terms under which the Option is granted.

                  6.5. Term of Options. All rights to exercise an Option shall expire not later than ten years from the date on which such Option is granted.

                  6.6. Nontransferability. No Option, and no unvested restricted Ordinary Share issued pursuant to the Plan, shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Each Participant shall become a party to the Company's Amended and Restated Shareholders' Agreement, which is to become effective immediately prior to the closing of the Company's proposed initial public offering, by executing and delivering to the Company such documentation as the Company reasonably may request (which may subject the Options and any securities acquired pursuant to Options to the transfer restrictions set forth in such agreement), promptly after such agreement becomes effective.

                  6.7. Other Terms and Conditions. Options may contain such other terms, conditions and restrictions, which shall not be inconsistent with the provisions of the Plan, as the Committee shall deem appropriate.


7.       Exercise of Options.

                  7.1. Written Notice. A Participant who wishes to exercise an Option, or a portion of an Option, shall give written notice thereof to the Company. The date the Company receives such notice shall be considered as the date such Option was exercised as to the Ordinary Shares specified in such notice.

                  7.2. Payment. A Participant who exercises an Option shall pay to the Company at the date of exercise and prior to the delivery of the Ordinary Shares for which the Option is being exercised (i) the aggregate exercise price of all Ordinary Shares pursuant to such exercise of the Option and (ii) an amount equal to the income and other taxes, if any, required to be withheld and paid by the Company as a result of such exercise, unless such taxes are withheld or otherwise collected from the Participant. All payments shall be made by check payable to the order of the Company.

                  7.3. No Privileges of Shareholder. A Participant shall not have any of the rights or privileges of a shareholder of the Company with respect to the Ordinary Shares subject to an Option (or any unvested restricted Ordinary Shares) unless and until such Ordinary Shares have been duly issued and (if applicable) vested and have been registered in the Participant's name.


8.       Termination of Employment.

                  8.1. Unvested Options. Each unvested Option shall terminate upon the termination, for whatever reason, of the Participant's employment with the Company and its subsidiaries.

                  8.2. Vested But Unexercised Options. Upon the termination of the Participant's employment with the Company and its subsidiaries for any reason other than the Participant's death or Disability, the Participant shall have 90 days in which to exercise any Options which were vested but unexercised as of the date of such termination. In the event of the Participant's death or Disability, the Participant or his estate or legal representative, as applicable, shall have six months from the date of the Participant's death or Disability in which to exercise any vested but unexercised Options.

 9. Duration.

                  The Plan shall remain in effect for a period of five years after the effective date of the Plan, unless sooner terminated by the Board. Options theretofore granted may extend beyond that date in accordance with the provisions of the Plan.


10.      No Right to Employment.

                  Nothing contained in the Plan or in any option agreement shall give a Participant any right to continue employment with the Company or its subsidiaries.

11.      Amendment.

                  The Board may amend the Plan from time to time, provided that no amendment which increases the aggregate number of Ordinary Shares that may be issued under the Plan may be made without the approval of the Company's shareholders.

 12.     Government Regulations.

                  The Plan, the grant and exercise of Options hereunder, the obligation of the Company to sell and deliver Ordinary Shares pursuant to such Options, the grant of restricted Ordinary Shares and the Company's right or obligation to purchase Ordinary Shares pursuant to Section 8.3 above shall be subject to all applicable laws, rules and regulations, and to any required approvals by any governmental agencies.

13.      Effective Date.

                  The Plan was originally effective as of September 30, 1995. This amendment and restatement of the Plan is effective as of April 18, 1996.

                                APPENDIX NO. C

                          1996 SHARE INCENTIVE PLAN

                                                                 Draft 11/22/96



                             GCR HOLDINGS LIMITED
                          1996 SHARE INCENTIVE PLAN


SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

         The name of this plan is the GCR Holdings Limited 1996 Share Incentive Plan (the "Plan"). The Plan was adopted by the Board on October 31, 1996, subject to approval of the shareholders of the Company. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers, employees, consultants and advisors that are linked directly to increases in shareholders value and will therefore inure to the benefit of all shareholders of the Company.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (1) "Administrator" means the Board, or, if and to the extent the Board delegates its administrative duties with respect to the Plan pursuant to Section 2, the Committee.

         (2) "Board" means the Board of Directors of the Company.

         (3) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

         (4) "Committee" means the Compensation Committee of the Board, or any other Committee the Board may subsequently appoint to administer the Plan.


         (5) "Company" means GCR Holdings Limited, a Cayman Islands corporation, or any successor to the business thereof.


         (6) "Deferred Shares" means an award made pursuant to Section 7 below of the right to receive Shares at the end of a specified deferral period.

         (7) "Disability" means the inability of a Participant, for reasons of health, to carry out the functions of his duties for the Company or its Subsidiaries for a total of six months during any twelve-month period.

         (8) "Effective Date" shall mean the date provided pursuant to Section
11.

         (9) "Eligible Employee" means an officer, employee, consultant or advisor of the Company or any Subsidiary.

         (10) "Fair Market Value" means, as of any given date, with respect to any Shares subject to an award hereunder, (1) the closing price of a Share on the principal securities exchange on which the Shares are listed or, if not so listed, as traded in the NASDAQ National Market, if traded therein, on the date of determination, or (2) if the Shares are not so listed or traded, the average of the bid and asked prices of a Share as otherwise quoted on the NASDAQ system or any successor system in use on the most recent date prior to the date of determination on which such quoted prices exist.

         (11) "Incentive Share Option" means any Share Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         (12) "Limited Share Appreciation Right" means a Share Appreciation Right that can be exercised only in the event of a "Change of Control" (as defined in the award evidencing such Limited Share Appreciation Right).

         (13) "Non-Qualified Share Option" means any Share Option that is not an Incentive Share Option, including any Share Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Share Option.

         (14) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

         (15) "Participant" means any Eligible Employee, consultant or advisor to the Company selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Share Options, Share Appreciation Rights, Limited Share Appreciation Rights, Restricted Share awards, Deferred Share awards, Performance Shares or any combination of the foregoing.

         (16) "Performance Share" means an award of Shares pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

         (17) "Restricted Shares" means an award pursuant to Section 7 of Shares subject to certain restrictions.

         (18) "Shares" means the Company's ordinary redeemable shares of U.S. $0.10 per share.

         (19) "Share Appreciation Right" means the right pursuant to an award granted under Section 6 to receive an amount, payable in cash, Shares or as the Administrator otherwise determines, equal to or based on (A) the difference between (1) the Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, and (2) the aggregate exercise price of such right or such portion thereof, (B) the amount of dividends paid with respect to a Share over a specified time period or (C) any other factor reasonably selected by the Administrator.

         (20) "Share Option" means any option to purchase Shares granted pursuant to Section 5.

         (21) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain.

SECTION 2.  ADMINISTRATION

         The Plan shall be administered by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

         Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Employees, consultants and advisors to the Company, pursuant to the terms of the Plan: (a) Share Options, (b) Share Appreciation Rights or Limited Share Appreciation Rights, (c) Restricted Shares,
(d)Performance Shares, (e) Deferred Shares or (f) any combination of the foregoing.

                  In particular, the Administrator shall have the authority:

              (a) to select those employees of the Company who shall be Participants;

              (b) to determine whether and to what extent Share Options, Share Appreciation Rights, Limited Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or a combination of the foregoing, are to be granted hereunder to Participants;

              (c) to determine the number of Shares to be covered by each such award granted hereunder;

              (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restrictions applicable to Restricted or Deferred Share awards and the conditions under which restrictions applicable to such Restricted or Deferred Shares shall lapse, and (y) the performance goals and periods applicable to the award of Performance Shares); and

              (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Share Options, Share Appreciation Rights, Limited Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or any combination of the foregoing.

         The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 3.  SHARES SUBJECT TO PLAN.

         The total number of Shares reserved and available for issuance under the Plan shall be 500,000.

         In the event of any merger, reorganization, consolidation, recapitalization, scheme of arrangement, share dividend or other change in corporate structure affecting the nature or amount of outstanding Shares, a substitution or adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and option price of Shares subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of Shares issuable pursuant to awards of Restricted Shares, Deferred Shares and Performance Shares, as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Share Appreciation Right or Limited Share Appreciation Right associated with any Share Option. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

SECTION 4.  ELIGIBILITY.

         Officers (including officers who are directors of the Company), employees of the Company, and consultants and advisors to the Company who are responsible for or are in a position to contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Share Options, Share Appreciation Rights, Limited Share Appreciation Rights, Restricted Share awards, Deferred Share awards or Performance Shares hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees, consultants and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

SECTION 5.  SHARE OPTIONS.

         Share Options may be granted alone or in addition to other awards granted under the Plan. Any Share Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Share Option awards need not be the same with respect to each optionee. Recipients of Share Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

         The Share Options granted under the Plan may be of two types: (i) Incentive Share Options and (ii) Non-Qualified Share Options.

         The Administrator shall have the authority to grant any Eligible Employee Incentive Share Options, Non-Qualified Share Options, or both types of Share Options (in each case with or without Share Appreciation Rights or Limited Share Appreciation Rights). Consultants and advisors may only be granted Non-Qualified Share Options (with or without Share Appreciation Rights or Limited Share Appreciation Rights). To the extent that any Share Option does not qualify as an Incentive Share Option, it shall constitute a separate Non-Qualified Share Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

         Share Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

         (1) Option Price. The option price per share of Share purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Share Options, be less than 100% of the Fair Market Value of the Share on such date and shall not, in any event, be less than the par value (if any) of the Share.

         (2) Option Term. The term of each Share Option shall be fixed by the Administrator, but no Share Option shall be exercisable more than ten years after the date such Share Option is granted.

         (3) Exercisability. Share Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Share Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.

         (4) Method of Exercise. Subject to Section 5(3) above, Share Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Shares already owned by the optionee, or (iii) in the case of the exercise of a Non-Qualified Share Option, Restricted Shares or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Share on the date the option is exercised); provided, however, that in the case of an Incentive Share Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant. If payment of the option exercise price of a Non-Qualified Share Option is made in whole or in part in the form of Restricted Shares or Performance Shares, the shares received upon the exercise of such Share Option (to the extent of the number of shares of Restricted Shares or Performance Shares surrendered upon exercise of such Share Option) shall be restricted in accordance with the original terms of the Restricted Share or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and any other rights of a shareholder with respect to the Share subject to the option only after the optionee has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in paragraph (1) of Section 10.

         (5) Loans. The Company may make loans available to Share Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Share Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this
Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value (if any) of the Shares covered by the option, or portion thereof, exercised by the holder, and (y) any income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, Shares having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

         (6) Non-Transferability of Options. Unless otherwise determined by the Administrator, no Share Option shall be transferable by the optionee, and all Share Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (7) Termination of Employment or Service. If an optionee's employment with or service as a consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Share Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

SECTION 6.   SHARE APPRECIATION RIGHTS AND LIMITED SHARE APPRECIATION RIGHTS.

         (1) Grant and Exercise. Share Appreciation Rights and Limited Share Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Share Option granted under the Plan ("Related Rights"). Share Appreciation Rights and Limited Share Appreciation Rights shall be evidenced by a Share Appreciation Right Agreement or, in the case of a Related Right, the agreement evidencing the grant the related Share Option. In the case of a Non-Qualified Share Option, Related Rights may be granted either at or after the time of the grant of such Share Option. In the case of an Incentive Share Option, Related Rights may be granted only at the time of the grant of the Incentive Share Option.

         A Related Right or applicable portion thereof granted in conjunction with a given Share Option shall terminate and no longer be exercisable upon the termination or exercise of the related Share Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Share Option shall only be reduced if and to the extent that the number of Shares covered by the exercise or termination of the related Share Option exceeds the number of Shares not covered by the Related Right.

         A Related Right may be exercised by an optionee, in accordance with paragraph (2) Of this Section 6, by surrendering the applicable portion of the related Share Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in the Share Appreciation Right Agreement or agreement evidencing the related Share Option. Share Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

         (2) Terms and Conditions. Share Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

              (a) Related Rights shall be exercisable only at such time or times and to the extent that the Share Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan;

              (b) Related Rights shall be transferable only when and to the extent that the underlying Share Option would be transferable under paragraph
(6) of Section 5 of the Plan;

              (c) Upon the exercise of a Related Right, the Share Option or part thereof to which such Related Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of Shares to be issued under the Plan, but only to the extent of the number of Shares issued under the Related Right;

              (d) A Related Right in connection with an Incentive Share Option may be exercised only if and when the Fair Market Value of the Share subject to the Incentive Share Option exceeds the exercise price of such Share Option;

              (e) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant;

              (f) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten years after the date such right is granted;

              (g) Free Standing Rights shall be transferable only when and to the extent that a Share Option would be transferable under paragraph (6) of
Section 5 of the Plan;

              (h) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; and

              (i) Limited Share Appreciation Rights may only be exercised within the 30-day period following a "Change of Control" (as defined by the Administrator in the agreement evidencing such Limited Share Appreciation Right).

SECTION 7.   RESTRICTED SHARES, DEFERRED SHARES AND PERFORMANCE SHARES.

         (1) General. Restricted Share, Deferred Share or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Employees, consultants and advisors to whom, and the time or times at which, grants of Restricted Share, Deferred Share or Performance Share awards shall be made; the number of Shares to be awarded; the price, if any, to be paid by the recipient of Restricted Share, Deferred Share or Performance Share awards; the Restricted Period (as defined in paragraph (3) hereof) applicable to Restricted Share or Deferred Share awards; the performance objectives applicable to Performance Share or Deferred Share awards; the date or dates on which restrictions applicable to such Restricted Share or Deferred Share awards shall lapse during such Restricted Period; and all other conditions of the Restricted Share, Deferred Share and Performance Share awards. The Administrator may also condition the grant of Restricted Share, Deferred Share awards or Performance Shares upon the exercise of Share Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Share, Deferred Share or Performance Share awards need not be the same with respect to each recipient. In the discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Shares under substantially the same terms and conditions as provided in Section 5(5) with respect to the exercise of Share Options.

         (2) Awards and Certificates. The prospective recipient of a Restricted Share, Deferred Share or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Share Award Agreement," "Deferred Share Award Agreement," or "Performance Share Award Agreement," as appropriate) and delivered a fully executed copy thereof to the Company. Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Shares or Performance Shares shall be issued a share certificate in respect of Restricted Shares or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

         The Company may require that the share certificates evidencing Restricted Share or Performance Share awards hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share award or Performance Share award, the Participant shall have delivered such documents as are necessary to provide the Company the authority to exercise the rights applicable to any Share covered by such award.

         With respect to Deferred Share awards, at the expiration of the Restricted Period, share certificates in respect of such Deferred Shares shall be delivered to the participant, or his legal representative, in a number equal to the number of Shares covered by the Deferred Share award.

         (3) Restrictions and Conditions. The Restricted Share, Deferred Share and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

              (a) Subject to the provisions of the Plan and the Restricted Share Award Agreement, Deferred Share Award Agreement or Performance Share Award Agreement, as appropriate, governing such award, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares, Performance Shares or Deferred Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service, death or Disability or the occurrence of a "Change of Control" as defined in the agreement evidencing such award;

              (b) Except as provided in paragraph (3)(a) of this Section 7 or as otherwise determined by the Administrator, the Participant shall generally have, with respect to the Restricted Shares or Performance Shares, all of the rights of a shareholder with respect to such Shares during the Restricted Period, including the right to receive distributions on such Restricted Shares or Performance Shares and the right to exercise the voting rights applicable to such Restricted Shares or Performance Shares. Further, unless otherwise determined by the Administrator, the Restricted Shares and Performance Shares granted under this Plan shall be outstanding for all purposes. The Participant shall generally not have the rights of a shareholder with respect to Shares subject to Deferred Share awards during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of Shares covered by a Deferred Share award shall be paid to the Participant. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Restricted Shares, Performance Shares or Deferred Shares, except as the Administrator, in its sole discretion, shall otherwise determine; and

              (c) The rights of holders of Restricted Share, Deferred Share and Performance Share awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the Restricted Share Award Agreement, Deferred Share Award Agreement or Performance Share Award Agreement, as appropriate, governing such awards.

SECTION 8.  AMENDMENT AND TERMINATION.

         The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent.

         The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 9.  GENERAL PROVISIONS.

         (1) The Administrator may require each person purchasing shares pursuant to a Share Option to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.

The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

         All certificates for Shares delivered under the Plan shall be subject to such share-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any share exchange upon which the Share is then listed, and any applicable securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

         (2) The adoption of the Plan shall not confer upon any employee, consultant or advisor of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its employees, consultants or advisors at any time.

         (3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         (4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 10.  EFFECTIVE DATE OF PLAN.


         The Plan became effective (the "Effective Date") on October 31, 1996 subject to approval by the Company's shareholders.


SECTION 11.  TERM OF PLAN.

         No Share Option, Share Appreciation Right, Limited Share Appreciation Right, Restricted Share, Deferred Share or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                                APPENDIX NO. D

                  FORM OF PERFORMANCE SHARE AWARD AGREEMENT

                                                             Draft of 11/22/96

                        PERFORMANCE SHARE AWARD AGREEMENT


                  PERFORMANCE SHARE AWARD AGREEMENT, dated as of _________, 1996, by and between GCR Holdings Limited, a Cayman Islands corporation (the "Company") and, _________________ (the "Recipient").

                  Pursuant to Company's 1996 Share Incentive Plan (the "Plan"), the Committee has determined that the Recipient shall be granted Performance Shares, subject to the terms and conditions set forth in the Plan and in this Agreement. Unless defined elsewhere herein or unless the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan.

1.       Definitions.

                  The following terms shall have the respective meanings assigned to them as used herein:

                  (a) "Administrator" under the Plan with respect to the Performance Shares shall be the Compensation Committee of the Board or any successor thereof.

                  (b) "Change of Control" shall mean the occurrence of any of the following: (i) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); provided that no transaction that is a Non-Qualifying Transaction (as defined in clause
         (iii) of this sentence) shall be a Change of Control under this clause
         (i); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote (either by a specific vote or by approval of the proxy statement in which such person is nominated for director) of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; provided, that no individual elected or nominated as a director initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be treated as a director whose election or nomination for election was approved; (iii) the shareholders of the Company approve a merger, consolidation, reorganization share exchange or similar form of corporate transaction involving the Company or its subsidiaries (or issuance of shares of the Company in such transaction) or a court of competent jurisdiction approves a scheme of arrangement of the Company (each, a "Business Combination"), other than a Business Combination pursuant to which the holders of the Voting Securities of the Company outstanding immediately prior thereto would retain, directly or indirectly, at least 50% of the combined voting power of the securities of the surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme of arrangement (a "Non-Qualifying Transaction"); or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (c) "Disability" shall mean the inability of the Recipient, for reasons of health, to carry out the functions of his duties for the Company or its subsidiaries for a total of six months during any twelve-month period.

                  (d) "Peer Group Company" shall mean an entity selected by the Administrator the performance of which is measured against the performance of the Company.

                  (e) "Peer ROE" with respect to a Peer Group Company shall mean the result, expressed as a percentage, of dividing (1) the Peer Group Company's consolidated net income during the Performance Period, as determined in accordance with U.S. generally accepted accounting principles, by (2) the average shareholders' equity attributable to the outstanding stock of the Peer Group Company on a fully diluted basis at the end of each of the Peer Group Company's fiscal years (or other fiscal periods selected by the Administrator) that occurs during the Performance Period, as determined by reference to the year-end audited consolidated financial statements of the Peer Group Company. The Administrator may adjust the Peer ROE to exclude unusual or non-recurring items of income and expense and may determine Peer ROE by reference to fiscal periods other than fiscal years (and unaudited financial statements for such other fiscal periods) as necessary in cases where the Performance Period includes a fiscal period other than a fiscal year.

                  (f) "Peer Return" with respect to a Peer Group Company shall mean the shareholder return of such Peer Group Company during the Performance Period where the shareholder return means the result, expressed as a percentage, of dividing (1) the closing stock price of the Peer Group Company on the last day of the Performance Period, minus the closing stock price of the Peer Group Company on the first day of the Performance Period, plus the [regular] cash dividends paid with respect to such stock during such Performance Period by (2) the closing stock price of the Peer Group Company on the first day of the Performance Period. The Administrator, in its discretion, may adjust a Peer Return to reflect unusual or non-recurring events, including but not limited to share splits, mergers, share dividends, reorganizations or schemes of arrangement.

                  (g) "Performance Period" shall mean the period commencing on October 1, 1996 and ending on September 30 of any year thereafter, or on such other date as the Administrator may determine, but in no case later than September 30, 1999.

                  (h) "Performance Shares" shall mean the Shares granted to the Recipient pursuant to this Agreement.

                  (i) "Shareholders Agreement" shall mean the Company's Amended and Restated Shareholders Agreement dated as of December 18, 1995.

                  (j) "Retirement" shall mean retirement from employment with Company and its subsidiaries upon attaining age 65, or such earlier age agreed to by the Administrator.

                  (k) "ROE" shall mean the result, expressed as a percentage, of dividing (1) the Company's consolidated net income during the Performance Period, as determined in accordance with U.S. generally accepted accounting principles, by (2) the average shareholders' equity attributable to the outstanding Shares of the Company on a fully-diluted basis at the end of each fiscal year that occurs during the Performance Period, as determined by reference to the year-end audited consolidated financial statements of the Company. The Administrator, in its discretion, may adjust the ROE to exclude unusual or non-recurring items of income and expense and may determine Peer ROE by reference to fiscal periods other than fiscal years (and unaudited financial statements for such other fiscal periods) as necessary in cases where the Performance Period includes a fiscal period other than a fiscal year.

                  (l) "Total Shareholder Return" shall mean the result expressed as a percentage, of dividing (1) the Fair Market Value of Shares on the last day of the Performance Period plus the cash dividends declared with respect to the Performance Shares during the Performance Period, minus the Fair Market Value of Shares on the first day of the Performance Period, by (2) the Fair Market Value of Shares on the first day of the Performance Period. The Administrator, in its discretion, may adjust Total Shareholder Return to reflect unusual or non-recurring events, including but not limited to share-splits, mergers, share dividends, reorganizations or schemes of arrangement.

                  (m) "Vesting Date" shall mean (i) the first day after the last day of the Performance Period, upon the certification by the Administrator of the Company's performance in accordance with Section 5(a) or 5(b) of this Agreement or (ii) for all Performance Shares that have not previously vested, October 31, 2006.

2.       Shares Granted.

                  The Recipient shall be entitled to receive _______ Performance Shares pursuant to this Agreement. A stock certificate issued in respect of Performance Shares shall be registered in the name of the Participant, but shall be held by the Company until the time such Performance Shares vest.

3.       Restrictions Applicable to the Shares.

                  The following restrictions shall apply to the Performance Shares and the Recipient hereby covenants to comply with such restrictions:

                  a. Nontransferability. The Recipient shall not assign, transfer, tender, pledge or otherwise encumber the Performance Shares prior to the date on which such shares become vested. Further, prior to the time at which they become vested, the Performance Shares shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, except by will or the laws of descent or distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Performance Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Performance Shares, shall be null and void and without effect.

                  b. Shareholders Agreement. If the Recipient is not already a party to the Shareholders Agreement, such Recipient shall enter into and become a party to the Shareholders Agreement. Further, the Recipient shall treat the Performance Shares as "Registrable Shares" within the meaning of the Shareholders Agreement and, whether or not such shares are vested, the Participant shall comply with the terms and conditions of the Shareholders Agreement until the Performance Shares cease to be Registrable Shares under such Shareholders Agreement.

                  c. Share Dividends; Splits. The Recipient acknowledges that all Shares issued with respect to the Performance Shares, by reason of a share dividend, share split or otherwise, shall be treated as additional Performance Shares and shall be subject to the restrictions set forth herein.

                  d. Forfeiture. The Recipients rights with respect to the unvested Performance Shares will be forfeited automatically if the Recipient's employment with the Company and its Subsidiaries terminates for any reason other than a termination [following or otherwise in connection with] a Change of Control or resulting from death, Disability or Retirement. The Recipient shall take such actions and deliver such documents as are necessary to transfer back to the Company his or her ownership rights to any unvested Performance Shares as soon as practicable following forfeiture of such Performance Shares.

4.       Rights With Respect to Unvested Performance Shares.

                  Subject to the limitations imposed by Section 3 hereof, the Participant shall have all rights of a holder of Shares with respect to Performance Shares, including but not limited to the right to receive distributions on such Performance Shares and the right to exercise the voting rights applicable to the Performance Shares and unless forfeited all Performance Shares (whether or not vested) shall be deemed to be outstanding Shares of the Company.

5.       Vesting of the Performance Shares.

         As soon as practicable following the vesting of any Performance Shares, the Company shall deliver to the Recipient the stock certificate issued in respect of such Performance Shares. The Performance Shares shall vest in accordance with the requirements set forth below; provided, however, that no more than 100% of the Performance Shares may vest.

                  a. Attainment of Total Shareholder Return Performance Objectives. At any time on or prior to October 31, 1999, all or a portion of the Performance Shares shall vest effective as of the Vesting Date upon certification by the Administrator (as soon as practicable after the Performance Period) of the Company's performance in relation to the following performance criteria: (i) 33% of the Performance Shares shall vest if the Total Shareholder Return exceeds the Peer Return of at least 25% but less than 50% of the Peer Group Companies, (ii) 67% of the Performance Shares shall vest if the Total Shareholder Return exceeds the Peer Return of at least 50% but less than 75% of the Peer Group Companies and (iii) 100% of the Performance Shares shall vest if the Total Shareholder return exceed the Peer Return of 75% or more of the Peer Group Companies.

                  b. Attainment of ROE Performance Objectives. At any time on or prior to October 31, 1999, all or a portion of the Performance Shares shall vest effective as of the Vesting Date upon certification by the Administrator (as soon as practicable after the Performance Period) of the Company's performance in relation to the following performance criteria: (i) 33% of the Performance Shares shall vest if the ROE exceeds the Peer ROE of at least 25% but less than 50% of the Peer Group Companies, (ii) 67% of the Performance Shares shall vest if the ROE exceeds the Peer ROE of at least 50% but less than 75% of the Peer Group Companies and (iii) 100% of the Performance Shares shall vest if the ROE exceed the Peer ROE of 75% or more of the Peer Group Companies.

                  c. Termination of Employment. All Performance Shares shall vest upon a termination of the Recipient's employment that occurs prior to October 31, 2006 and either (i) occurs [following or otherwise in connection with] a Change of Control or (ii) occurs by reason of death, Disability or Retirement.

                  d. Vesting on October 31, 2006. In any case, all outstanding Performance Shares subject to this Agreement shall vest on October 31, 2006.

6.       Investment Representation.

                  The Recipient hereby represents that the Shares acquired pursuant to this Agreement are being acquired for the Recipient's own account and not with a view to the sale or distribution thereof.

7.       Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York.

8.       Amendments.

                  This Agreement may be amended or modified only by a written instrument signed and agreed to by both parties hereto.


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
9.       Authority of Administrator.

                  The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.


                                     GCR HOLDINGS LIMITED

                                     by: Compensation Committee of
                                         the Board of Directors

                                         by:_________________________



                                     The undersigned hereby accepts and
                                     agrees to all the terms and
                                     provisions of the foregoing
                                     Agreement and to all the terms and
                                     provisions of the Plan.


                                     _________________________________
                                                 RECIPIENT


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